ALEXANDRIA REAL ESTATE EQUITIES, INC.

EARNINGS PRESS RELEASE & SUPPLEMENTAL INFORMATION

SECOND QUARTER ENDED JUNE 30, 2023

ALEXANDRIA®

Building the Future of Life-Changing Innovation®

"Alexandria has achieved the three outputs that define a great company: *Superior Results, Distinctive Impact, and Lasting Endurance.*"

JIM COLLINS
Renowned Author & Business Strategist

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023

Table of Contents
June 30, 2023

COMPANY HIGHLIGHTS	Page		Page
Historical Performance and Long-Term Value	iii	Environmental, Social, and Governance Matters	xxv

EARNINGS PRESS RELEASE	Page		Page
Second Quarter Ended June 30, 2023 Financial and Operating Results	1	Earnings Call Information and About the Company	8
Guidance	4	Consolidated Statements of Operations	9
Acquisitions	6	Consolidated Balance Sheets	10
Dispositions and Sales of Partial Interests	7	Funds From Operations and Funds From Operations per Share	11

SUPPLEMENTAL INFORMATION	Page		Page
Company Profile	14	External Growth / Investments in Real Estate
Investor Information	15	Investments in Real Estate	33
Financial and Asset Base Highlights	16	New Class A/A+ Development and Redevelopment Properties:
High-Quality and Diverse Client Base	18
High-Quality and Diverse Client Base in AAA Locations	19	Recent Deliveries	35
Occupancy	20	Current Projects	37
Internal Growth		Summary of Pipeline	43
Key Operating Metrics	21	Construction Spending and Capitalization of Interest	48
Same Property Performance	22	Joint Venture Financial Information	49
Leasing Activity	23	Balance Sheet Management
Contractual Lease Expirations	24	Investments	51
Top 20 Tenants	25	Key Credit Metrics	52
Summary of Properties and Occupancy	26	Summary of Debt	53
Property Listing	27	Definitions and Reconciliations
		Definitions and Reconciliations	57

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	ii

ALEXANDRIA®
Building the Future of Life-Changing Innovation®

OUR MISSION

To create and grow life science ecosystems and clusters that ignite and accelerate the world's leading innovators in their noble pursuit to advance human health by curing disease and improving nutrition

OUR CLUSTER MODEL

Alexandria has identified four critical components for life science companies to thrive: *location*, *innovation*, *talent*, and *capital*.

Our proven cluster model unites cutting-edge innovation with leading scientific and managerial talent and strategic investment capital in best-in-class locations immediately adjacent to the world's top academic institutions.

LOCATION
INNOVATION
TALENT
CAPITAL

THAT'S WHAT'S IN
OUR DNA®

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	iii

ALEXANDRIA’S OUTSTANDING LONG-TERM VALUE

Total Stockholder Return
From ARE’s IPO on May 27, 1997[1] to June 30, 2023

ALEXANDRIA
1,311%
1,142%
Nasdaq
1,101%
Berkshire Hathaway
922%
Nareit (2)
752%
Standard & Poor’s 500
727%
MSCI U.S. REIT Index
606%
Russell 2000

Sources: Bloomberg and S&P Global Market Intelligence. Assumes reinvestment of dividends.
(1)Alexandria’s IPO priced at $20.00 per share on May 27, 1997.
(2)Represents the FTSE Nareit Equity Health Care Index.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	iv

VISIBILITY FOR FUTURE GROWTH IN ANNUAL INCREMENTAL NET OPERATING INCOME

Commenced From Deliveries

2Q23	1H23
$58M	$81M
387,076 RSF	840,587 RSF
100% Leased	100% Leased

Primarily Commencing 3Q23

Through 4Q24	Through 2Q26
$277M (1)	$605M (1)
3.0M RSF	6.7M RSF (2)
94% Leased	70% Leased

DEMAND FOR ALEXANDRIA'S BRAND TRANSLATES INTO A HIGHLY LEASED PIPELINE

Alexandria's highly leased value-creation pipeline is expected to generate significant incremental net operating income through development and redevelopment of new Class A/A+ properties

Refer to “Net operating income” in the “Definitions and reconciliations” of this Supplemental Information for additional details and its reconciliation from the most directly comparable financial measures presented in accordance with GAAP.
(1)Our share of annual incremental net operating income primarily commencing from 3Q23 through 4Q24 and from 3Q23 through 2Q26 is $237 million and $516 million, respectively.
(2)As of June 30, 2023. Represents projects under construction aggregating 5.3 million RSF and four near-term projects aggregating 1.4 million RSF expected to commence construction during the next three quarters after June 30, 2023.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	v

ALEXANDRIA'S VALUE-CREATION LABSPACE® EXPANSION FACILITIES

Tenants expanding their RSF by 36%(1) demonstrates demand for our essential infrastructure, design prowess, and operational excellence

325 BINNEY STREET | GREATER BOSTON
Moderna

15 NECCO STREET | GREATER BOSTON
Eli Lilly

4135 CAMPUS POINT COURT | SAN DIEGO
Bristol Myers Squibb

1150 EASTLAKE AVENUE EAST | SEATTLE
Umoja Biopharma

9820 DARNESTOWN ROAD | MARYLAND
Merck KGaA/MilliporeSigma

9 LABORATORY DRIVE | RESEARCH TRIANGLE
Elo Life Systems

(1)Represents the increase in RSF leased to the tenants below upon completion of the respective value-creation project.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	vi

ALEXANDRIA'S CONSISTENT INCREASE IN FUNDS FROM OPERATIONS PER SHARE

$6.96
4.9%
$7.30
6.3%
$7.76
8.5%
$8.42
6.4%
$8.96
2019
2020
2021
2022
2023
Projected(1)

FUNDS FROM OPERATIONS PER SHARE – DILUTED, AS ADJUSTED, BY YEAR

(1)Projected midpoint of guidance as of July 24, 2023.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	vii

ALEXANDRIA'S CONSISTENT INCREASE IN FUNDS FROM OPERATIONS PER SHARE

7.4% Average Annual Growth
(2013-2023 Projected)
$4.40
$4.80
$5.25
$5.51
$6.02
$6.60
$6.96
$7.30
$7.76
$8.42
$8.96
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
Projected (1)

FUNDS FROM OPERATIONS PER SHARE – DILUTED, AS ADJUSTED, BY YEAR

(1)Projected midpoint of guidance as of July 24, 2023.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	viii

ALEXANDRIA'S STRONG AND FLEXIBLE BALANCE SHEET WITH SIGNIFICANT LIQUIDITY

SIGNIFICANT LIQUIDITY

$6.3B

DEBT MATURITIES

NO DEBT MATURING PRIOR TO 2025

PERCENTAGE OF DEBT AT FIXED RATES

99.2%

TOP 10% CREDIT RATING RANKING AMONG ALL PUBLICLY TRADED U.S. REITs[1]

BBB+ S&P Global Ratings

Positive [1]

Baa1 Moody's Investors Service

Stable [1]

NET DEBT AND PREFERRED STOCK TO ADJUSTED EBITDA[2]

≤5.1x

4Q23 Goal

WEIGHTED-AVERAGE

REMAINING DEBT TERM	INTEREST RATE
13.4 YEARS	3.69%

As of June 30, 2023.
(1)A credit rating is not a recommendation to buy, sell, or hold securities and may be subject to revision or withdrawal at any time. Top 10% ranking represents credit rating levels from S&P Global Ratings and Moody’s Investors Service for publicly traded U.S. REITs, from Bloomberg Professional Services as of June 30, 2023.
(2)Quarter annualized. Refer to “Net debt and preferred stock to Adjusted EBITDA” in the “Definitions and reconciliations” of our Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	ix

ALEXANDRIA'S REIT INDUSTRY-LEADING CLIENT BASE OF APPROXIMATELY 825[1] TENANTS DRIVES STABLE, RESILIENT, AND LONG-DURATION CASH FLOWS

Public Biotechnology – Approved or Marketed Product
14%
Multinational Pharmaceutical
17%
Life Science Product, Service, and Device
22%
Public Biotechnology – Preclinical or Clinical Stage
10%
Private Biotechnology
10%
3%
Other(4)
Future Change in Use(3)
5%
Investment-Grade or Large Cap Tech
8%
Institutional (Academic/Medical, Non-Profit, and U.S. Government)
11%

PERCENTAGE OF ARE'S ANNUAL RENTAL REVENUE[5]

TENANT COLLECTIONS

99.9%	99.7%
2Q23	July 2023

82% of 1H23 Leasing Activity Was Generated from Alexandria's Existing Client Base

As of June 30, 2023, except for tenant collections which is presented as of July 24, 2023.
(1)During the three months ended June 30, 2023, our tenant count declined from over 850 tenants primarily due to dispositions of non-core properties and/or properties not integral to our mega campus strategy.
(2)Represents the percentage of our annual rental revenue generated by our top 20 tenants that are also investment-grade or publicly traded large cap tenants. Refer to “Annual rental revenue” and “Investment-grade or publicly traded large cap tenants” in the “Definitions and reconciliations” of our Supplemental Information for additional details.
(3)Represents annual rental revenue currently generated from space that is targeted for a future change in use, including 1.1% of total annual rental revenue that is generated from covered land play projects. The weighted-average remaining term of these leases is 3.8 years.
(4)Our “Other” tenants, which represent an aggregate of 3.0% of our annual rental revenue, comprise technology, professional services, finance, telecommunications, and construction/real estate companies, and (by less than 1.0% of our annual rental revenue) retail-related tenants.
(5)Represents annual rental revenue in effect as of June 30, 2023. Refer to “Annual rental revenue” in the “Definitions and reconciliations” of our Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	x

CONSISTENT ELECTRICITY CONSUMPTION AND OCCUPANCY DEMONSTRATES CONTINUED STRONG UTILIZATION AND VALUE OF ALEXANDRIA'S LABSPACE® ASSET BASE[1]

450,000
400,000
350,000
300,000
250,000
200,000
150,000
100,000
50,000
0
kWh
381,550
97.6%
386,103
97.5%
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
Occupancy
2019
2022
Electricity Consumption (kWh in thousands)
Occupancy(2)

(1)Represents electricity consumption at 112 properties, a subset of our same property pool of 161 properties owned and operated for the entirety of the period from 2019 through 2022 and where complete electricity consumption data is available. We excluded 49 properties from the same property pool primarily because the properties’ electricity meters are held by tenants and we had either no data or only partial data on their electricity consumption. The same property pool related to this analysis of electricity consumption is different from our same property results disclosed in our quarterly earnings results.
(2)As of December 31, 2019 and 2022.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xi

ALEXANDRIA'S SOLID LEASING VOLUME IN 2023 REMAINS IN LINE WITH OUR HISTORICAL PRE-COVID ANNUAL AVERAGES

(in millions)
10.0
9.0
8.0
7.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
4.2M RSF
Annual Average
(2013–2020)
2021–2022
Exceptional/Record-Level
Leasing During COVID
Pandemic
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
1H23
Annualized

RSF OF LEASES EXECUTED BY YEAR

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xii

ALEXANDRIA'S SOLID LEASING VOLUME IN 2023 IS CONSISTENT WITH OUR HISTORICAL PRE-COVID QUARTERLY AVERAGES

During 2Q23, we completed 1.3 million RSF of leasing activity

(in millions)
4.5
2.5
2.0
1.5
1.0
0.5
0.0
1.1M RSF
5-Year Quarterly Average (2016–2020)
2021–2022
Exceptional/Record-Level Leasing During COVID Pandemic
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
1H23

RSF OF LEASES EXECUTED BY QUARTER

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xiii

ALEXANDRIA'S ANNUAL RENTAL RATE GROWTH

32.2%
17.6%
37.6%
18.3%
37.9%
22.6%
31.0%
22.1%
35.1%
17.9%
30.5%
14.5%
2019
2020
2021
2022
1H23
2023 (1)
Rental Rate Increase
Rental Rate Increase (Cash Basis)

(1)Projected midpoint of guidance as of July 24, 2023.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xiv

ALEXANDRIA'S QUARTERLY RENTAL RATE GROWTH

50%
40%
30%
20%
10%
0%
1Q 2Q 3Q 4Q
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
Rental Rate Increase
Rental Rate Increase (Cash Basis)

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xv

ALEXANDRIA'S LEASING ACTIVITY HAS YIELDED CONSISTENT WEIGHTED-AVERAGE LEASE TERMS

8.4
8.6
2019 to 1H23
2014 to 1H23

WEIGHTED-AVERAGE LEASE TERM (IN YEARS)

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xvi

ALEXANDRIA'S OPERATIONAL EXCELLENCE DRIVES STEADY AND CONSISTENTLY HIGH OCCUPANCY

GREAT FINANCIAL CRISIS OF 2008–2009
ONLY A 70-BPS DECLINE
93.8
94.8
94.1
94.3
94.9
94.6
95.9
97.0
97.2
96.6
96.8
97.3
96.8
94.6
94.0
94.8
93.6
93.6
95.1
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
1Q23
2Q23
2023(1)

OCCUPANCY PERCENTAGE(2)

(1)Projected midpoint of guidance as of July 24, 2023.
(2)Represents occupancy percentage of operating properties in North America as of each period end.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xvii

ALEXANDRIA'S NON-REVENUE-ENHANCING CAPITAL EXPENDITURES AS A PERCENTAGE OF NET OPERATING INCOME

Low level of non-revenue-enhancing capital expenditure demonstrates high durability and reusability of our infrastructure space through multiple lease terms

20%
17%
18%
13%
11%
2019
2020
2021
2022
1H23

Note: Non-revenue-enhancing capital expenditures include all additions to real estate except for costs related to ground-up development or first-time conversion of non-laboratory space to laboratory space through redevelopment. Refer to “Development, redevelopment, and pre-construction” in the “Definitions and reconciliations” of our Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xviii

ALEXANDRIA'S TENANT IMPROVEMENT ALLOWANCES PER RSF FOR LEASE RENEWALS AND RE-LEASING OF SPACE

Tenant improvement allowances for the re-lease/renewal of space remain low, evidencing the high durability and reusability of our infrastructure space

$100
$90
$80
$70
$60
$50
$40
$30
$20
$10
$0
$12.55
$24.41
$30.44
$18.27
$16.05
2019
2020
2021
2022
1H23

Note: Tenant improvement allowances are included in our non-revenue-enhancing capital expenditures presented on the previous page.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xix

ALEXANDRIA'S RECENT DISPOSITIONS AND PARTIAL INTEREST SALES AT STRONG CAP RATES

Strong and timely execution of our strategic value harvesting and asset recycling program to raise accretive capital has demonstrated continued solid demand for our scarce, high-quality life science assets

6.00%
5.50%
5.00%
4.50%
4.00%
3.50%
3.00%
5.40%
5.20%
4.60%
4.50%
15 Necco Street (1)
GREATER BOSTON
Cambridgeport/ Waltham Portfolio(2)
GREATER BOSTON
11119 North Torrey Pines Road(2)
SAN DIEGO
9625 Towne Centre Drive
SAN DIEGO

Represent capitalization rates calculated based on net operating income (cash basis) annualized. Refer to “Dispositions and sales of partial interests” in our Earnings Press Release for additional details.
(1)This asset is under construction and will not be delivered until the end of this year with cash flow commencing in mid-2024.
(2)Represents sale of our entire interest in the properties.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xx

ALEXANDRIA'S RECENT DISPOSITIONS AND SALES OF PARTIAL INTERESTS ACHIEVED STRONG VALUES (PER RSF)

$1,800
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
$852
$981
$1,186
$1,626
Cambridgeport/ Waltham Portfolio (1)
9625 Towne Centre Drive
11119 North Torrey Pines Road (1)
15 Necco Street (2)
GREATER BOSTON
SAN DIEGO
SAN DIEGO
GREATER BOSTON

(1)Represents sale of our entire interest in the properties.
(2)This asset is under construction and will not be delivered until the end of this year with cash flow commencing in mid-2024. Amount per RSF represents the estimated value per RSF upon completion of the asset.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xxi

ALEXANDRIA'S HISTORICALLY CONSISTENT, STRONG, AND INCREASING DIVIDENDS WITH A FOCUS ON RETAINING SIGNIFICANT CASH FLOWS FROM OPERATING ACTIVITIES AFTER DIVIDENDS FOR REINVESTMENT

During 2Q23, we declared a cash dividend of $1.24 per common share, an increase of 3 cents over 1Q23

$4.00
$4.24
$4.48
$4.72
$4.96
2019
2020
2021
2022
2023 (3)

ANNUAL COMMON STOCK DIVIDEND PER SHARE

DIVIDEND YIELD

4.4% (1)

LAST 5 YEARS (2)

6%

Average Annual Dividend Per-Share Growth

$1.7B

Cash Flows From Operating Activities After Dividends Retained for Reinvestment

(1)Based on a closing stock price on June 30, 2023 of $113.49 and the annualized dividend declared for the three months ended June 30, 2023 of $1.24 per common share. Refer to “Dividend yield” in the “Definitions and reconciliations” of our Supplemental information for additional details.
(2)Represents the years ended December 31, 2019 through 2022 and the three months ended June 30, 2023 annualized.
(3)Represents common stock dividend declared on June 30, 2023 annualized.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xxii

COMMUNICATIONS AND REPORTING EXCELLENCE

EIGHTH NAREIT INVESTOR CARE AWARD

WINNER OF THE MOST GOLD AWARDS BY ANY EQUITY REIT

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xxiii

- **High-Quality Per-Share Growth of Funds From Operations and Dividends**

  Driven by our operational excellence, trusted relationships, and visionary strategy

- **Strong Core Operating Metrics – Same Property Revenue and Net Operating Income**

  Favorable triple net lease structure with annual rent escalations

  Historically strong demand from innovative entities and rental rate growth on leasing activity and early renewals

- **Stable, Long-Duration Cash Flows**

  Weighted-average remaining lease term: 7.2 years

- **Unique Underwriting Expertise and Experience**

  Prudent underwriting of innovative life science, agtech, and technology tenants

  Development of strategic relationships

- **Prudent Management of Strong and Flexible Balance Sheet**

  Liquidity: $6.3 billion[1]

- **Long-Tenured Executive Management Team**

  Deep expertise, experience, and key relationships in the real estate, life science, agtech, and technology industries

- **Disciplined Allocation of Capital to Develop and Redevelop Highly Leased New Class A/A+ Properties**

  Visible, multiyear, highly leased value-creation pipeline expected to generate significant incremental NOI

- **A Leader in ESG (Environmental, Social, and Governance)**

  ESG innovations that benefit our tenants, employees, and communities and provide long-term value for our stockholders

As of June 30, 2023.
(1)Refer to “Key credit metrics” in our Supplemental Information for additional details.
(2)Refer to “Annual rental revenue” and “Investment-grade or publicly traded large cap tenants” in the “Definitions and reconciliations” of our Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xxiv

ALEXANDRIA'S MISSION-DRIVEN AND INDUSTRY-LEADING ESG PROGRAM ACHIEVEMENTS AND RECOGNITION

A REIT-INDUSTRY LEADER IN GREEN BONDS

$3.2B TOTAL ISSUANCE SINCE 2018

TOP 5 AMONG S&P 500 REITS

GRESB REAL ESTATE sector leader 2022

#1 FOR BUILDINGS IN DEVELOPMENT
Science & Technology

#2 FOR BUILDINGS IN OPERATION
Diversified Listed

"A" DISCLOSURE SCORE
2018–2022

MOST TRUSTWORTHY COMPANIES IN AMERICA 2023 Newsweek statista

MOST TRUSTWORTHY COMPANIES IN AMERICA 2023

1 OF ONLY 6
S&P 500 REITs
Recognized by *Newsweek* in the Real Estate & Housing category

S&P Global

TOP 10% ESG SCORES[1]

BARRON'S

ONE OF THE MOST SUSTAINABLE U.S. REITs
2021 | 2022

MSCI

"A" ESG RATING
2021 | 2022 | 2023

2022 mass save™ CLIMATE LEADER

MASS SAVE CLIMATE LEADER
2022

ISS

TOP 10%
SOCIAL SCORE[2]

fitwel®

FITWEL IMPACT AWARD
Highest-Scoring Project
2020 | 2021

CDP DISCLOSURE INSIGHT ACTION

"B" SCORE
Only 3% of REITs with a Higher Score Among All Publicly Traded U.S. REITs[1]

Fitwel® Viral Response Certified DISTINCTION

FITWEL VIRAL RESPONSE
2020 | 2021 | 2022

(1)Reflects current score for Alexandria and latest scores available for the FTSE Nareit All REITs Index companies from Bloomberg Professional Services as of June 30, 2023.
(2)Reflects current score for Alexandria and latest scores available for the FTSE Nareit All REITs Index companies on ISS’s website as of June 30, 2023.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xxv

RECENTLY RELEASED

2022 ENVIRONMENTAL, SOCIAL & GOVERNANCE REPORT

To view and download the report, please visit the ESG page of our company website at **www.are.com.**

ALEXANDRIA REAL ESTATE EQUITIES, INC.
2022 Environmental, Social & Governance Report
At The Leading Edge of
LABORATORY BUILDING DECARBONIZATION
Alexandria's Pioneering 15 Necco Street Development
RENEWABLE ELECTRICITY
Solar array
ENERGY EFFICIENCY
Energy recovery from exhaust air
ENERGY EFFICIENCY
Vertical sunshading to mitigate cooling load
FOSSIL FUEL USE REDUCTION
Heat recovery from cooling loads
ENERGY EFFICIENCY
High-performance building envelope
FOSSIL FUEL USE REDUCTION
Geothermal system for heating and cooling
ALEXANDRIA
Building the Future of Life-Changing Innovation

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xxvi

ALEXANDRIA'S LONGSTANDING AND RECOGNIZED SUSTAINABILITY LEADERSHIP

Mitigating greenhouse gas emissions and advancing climate resilience

Toward Net Zero: Decarbonization Strategy

DESIGNING FOR ELECTRIFICATION
230 HARRIET TUBMAN WAY

SEEKING OPPORTUNITIES FOR ENERGY EFFICIENCY
15 NECCO STREET

INVESTING IN RENEWABLE ELECTRICITY
GREATER BOSTON
POWER PURCHASE AGREEMENT

Roadmap to Climate Resilience

PROACTIVELY MANAGING CLIMATE-RELATED RISK THROUGH RESILIENT DESIGN
325 BINNEY STREET

TCFD | TASK FORCE ON CLIMATE-RELATED FINANCIAL DISCLOSURES

ALEXANDRIA'S CLIMATE RESILIENCE ASSESSMENT COVERS

Sea Level Rise | Precipitation | Drought | Extreme Heat | Wildfire

2025 ENVIRONMENTAL GOALS AND PROGRESS FOR BUILDINGS IN OPERATION

20.4%
2015-2022 PROGRESS

30%(1)
CARBON EMISSIONS REDUCTION
(MTCO2e)

20.2%
2015-2022 PROGRESS

25%(1)
ENERGY USE REDUCTION
(kWh)

35.7%
2015-2022 PROGRESS

10%(1)
POTABLE WATER USE REDUCTION
(Gal)

40.2%
2022 PROGRESS

45%(2)
WASTE DIVERSION
(Ton)

Environmental data for 2022 reflected in the chart above received independent limited assurance from DNV Business Assurance USA, Inc. The Independent Assurance Statement from DNV is available at www.are.com/esg.html.
(1)2025 environmental goals relative to a 2015 baseline on a like-for-like basis for buildings in operation that Alexandria directly manages. The carbon emissions reduction goal relates to our Scope 1 and Scope 2 emissions.
(2)2025 environmental goal for buildings in operation that Alexandria indirectly and directly manages.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xxvii

ALEXANDRIA'S HIGHLY IMPACTFUL SOCIAL RESPONSIBILITY PILLARS

Developing and implementing collaborative and innovative solutions to some of society's most urgent challenges

Accelerating medical innovation to save lives

Supporting our military, our veterans, and their families

Building principled leaders through education

Inspiring future generations with the stories and values of our nation's heroes

Harnessing agtech to combat hunger and improve nutrition

Revolutionizing addiction treatment

Approaching homelessness as a healthcare problem, not a housing issue

Prioritizing the mental health crisis

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	xxviii

Alexandria Real Estate Equities, Inc. Reports:
2Q23 and 1H23 Net Income per Share – Diluted of $0.51 and $0.95, respectively; and
2Q23 and 1H23 FFO per Share – Diluted, As Adjusted, of $2.24 and $4.43, respectively
PASADENA, Calif. – July 24, 2023 – Alexandria Real Estate Equities, Inc. (NYSE: ARE) announced financial and operating results for the second quarter ended June 30, 2023.

Key highlights
Operating results	2Q23	2Q22	1H23	1H22
Total revenues:
In millions	$713.9	$643.8	$1,414.7	$1,258.8
Growth	10.9%		12.4%
Net income attributable to Alexandria’s common stockholders – diluted
In millions	$87.3	$269.3	$162.5	$118.5
Per share	$0.51	$1.67	$0.95	$0.74
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted
In millions	$382.4	$338.8	$756.1	$663.4
Per share	$2.24	$2.10	$4.43	$4.15
An operationally excellent, industry-leading REIT with a high-quality/diverse client base of approximately 825 tenants to support growing revenues, stable cash flows, and strong margins

Percentage of total annual rental revenue in effect from investment-grade or publicly traded large cap tenants	49%
Sustained strength in tenant collections:
Tenant receivables as of June 30, 2023	$7.0	million
July 2023 tenant rent and receivables collected as of July 24, 2023	99.7%
2Q23 tenant rent and receivables collected as of July 24, 2023	99.9%
Occupancy of operating properties in North America as of June 30, 2023	93.6%
Adjusted EBITDA margin	70%
Weighted-average remaining lease term as of June 30, 2023:
Top 20 tenants	9.4	years
All tenants	7.2	years
Continued solid leasing volume and rental rate increases with weighted-average lease terms of 13.0 years and 9.5 years for 2Q23 and 1H23, respectively
•Solid leasing activity continued in 2Q23 with leasing volume aggregating 1.3 million RSF, 77% of which was generated from our client base of approximately 825 tenants.
•1H23 annualized leasing volume of 5.1 million RSF in line with pre-COVID leasing volume.

	2Q23	1H23
Total leasing activity – RSF	1,325,326	2,548,753
Lease renewals and re-leasing of space:
RSF (included in total leasing activity above)	1,052,872	2,172,910
Rental rate increase	16.6%	35.1%
Rental rate increase (cash basis)	8.3%	17.9%
Continued strong net operating income and internal growth
•Net operating income (cash basis) of $1.8 billion for 2Q23 annualized, up $178.3 million, or 11.1%, compared to 2Q22 annualized.
•Same property net operating income growth of 3.0% and 4.9% (cash basis) for 2Q23 over 2Q22 and 3.4% and 6.5% (cash basis) for 1H23 over 1H22.
•96% of our leases contain contractual annual rent escalations approximating 3%.

Alexandria’s banking syndicate continues to support our world-class brand, differentiated business model, and laboratory space market dominance
•In June 2023, we increased the aggregate commitments available for borrowing under our unsecured senior line of credit to $5.0 billion from $4.0 billion. The increase was 1.7x oversubscribed, and we added one new banking relationship.
Continued strong and flexible balance sheet with 13.4 years of remaining term of debt and no debt maturities prior to 2025
•Investment-grade credit ratings ranked in the top 10% among all publicly traded U.S. REITs.
•$6.3 billion of liquidity.
•No debt maturities prior to 2025.
•13.4 years weighted-average remaining term of debt.
•99.2% of our debt has a fixed rate.
•Net debt and preferred stock to Adjusted EBITDA of 5.2x, matching our second-lowest level in Company history, and fixed-charge coverage ratio of 4.7x for 2Q23 annualized.
•Total debt and preferred stock to gross assets of 27%.
•$1.3 billion of expected capital contributions from existing real estate joint venture partners from 3Q23 through 2026 to fund construction.
Continued strong and increasing dividends with a focus on retaining significant net cash flows from operating activities after dividends for reinvestment
•Common stock dividend declared for 2Q23 of $1.24 per common share, aggregating $4.84 per common share for the twelve months ended June 30, 2023, up 24 cents, or 5%, over the twelve months ended June 30, 2022.
•Dividend yield of 4.4% as of June 30, 2023.
•Dividend payout ratio of 55% for the three months ended June 30, 2023.
•Average annual dividend per-share growth of 6% from 2019 to 2Q23 annualized.
Focused execution on harvesting value from our asset recycling program
Our $1.85 billion capital plan for 2023 is focused on the enhancement of our asset base through the sale of non-core properties and/or properties not integral to our mega campus strategy and comprises:

(in millions)	Completed During 2Q23	Expected Completion During 2H23
Dispositions of 100% interests in properties with strong capitalization rates	$603	$—
Strategic partial interest sales	98	—
Executed and pending transactions subject to signed letters of intent or purchase and sale agreements	—	175
Additional targeted non-core dispositions in process	—	874
Proceeds of forward equity sales agreements entered into during 2022	—	100
Completed and pending transactions	$701	$1,149
Total 2023 capital plan	$1,850

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	1

Second Quarter Ended June 30, 2023 Financial and Operating Results (continued)
June 30, 2023

External growth and investments in real estate
Alexandria’s highly leased value-creation pipeline delivers annual incremental net operating income of $58 million commencing during 2Q23 and drives future annual incremental net operating income aggregating $605 million

(dollars in millions)	Incremental Annual Net Operating Income	RSF	Project Leased Percentage
Placed into service(1):
1Q23	$23	453,511	100%
2Q23	58	387,076	100
1H23	$81	840,587	100%

Expected to be placed into service and stabilized(2):
2H23	$150	1,175,382	99%
2024	127	1,842,713	90
2H23 through 4Q24	277	3,018,095	94

1Q25 through 2Q26	328	3,695,763	43
	$605	6,713,858	70%	(3)

(1)    Annual net operating income (cash basis) is expected to increase by $38 million upon the burn-off of initial free rent from recently delivered projects, which has a weighted-average burn-off of three months.
(2)    Refer to “New Class A/A+ Development and Redevelopment Properties: Current Projects” of our Supplemental Information for additional details.
(3)    77% of the leased RSF of our value-creation projects was generated from our client base.
Strong balance sheet management
Key metrics as of June 30, 2023
•$30.6 billion in total market capitalization.
•$19.4 billion in total equity capitalization, which ranks in the top 10% among all publicly traded U.S. REITs.

	2Q23		Goal
	Quarter	Trailing	4Q23
	Annualized	12 Months	Annualized
Net debt and preferred stock to Adjusted EBITDA	5.2x	5.4x	Less than or equal to 5.1x
Fixed-charge coverage ratio	4.7x	4.9x	4.5x to 5.0x

Key capital events
•In June 2023, we amended our unsecured senior line of credit to increase the aggregate commitments available for borrowing to $5.0 billion from $4.0 billion while maintaining the existing borrowing rate and maturity date.
•In July 2023, we increased the aggregate amount we may issue from time to time under our commercial paper program to $2.5 billion from $2.0 billion.
•As of 2Q23, we have outstanding forward equity agreements from 2022 aggregating 699 thousand shares of common stock with expected net proceeds of $102.8 million.
•As of June 30, 2023, the remaining aggregate amount available under our ATM program for future sales of common stock was $141.9 million.
Investments
•As of June 30, 2023:
•Our non-real estate investments aggregated $1.5 billion.
•Unrealized gains presented in our consolidated balance sheet were $251.3 million, comprising gross unrealized gains and losses aggregating $373.3 million and $122.0 million, respectively.
•Investment loss of $78.3 million for 2Q23, presented in our consolidated statements of operations, consisted of $77.9 million of unrealized losses and reclassifications, and $371 thousand of realized losses.

Other key highlights
Nareit Investor CARE Gold Award winner
We received the 2023 Nareit Investor CARE (Communications and Reporting Excellence) Gold Award in the Large Cap Equity REIT category for superior shareholder communications and reporting. Our most recent award contributes to an impressive milestone of our sixth consecutive Nareit Investor CARE Award, our seventh Gold award, and our eighth overall award since 2015, positioning us as the equity REIT with the most Gold awards. These recognitions are directly attributed to our world-class team’s operational excellence in upholding the highest levels of transparency, integrity, and accountability to our stockholders.

Key items included in net income attributable to Alexandria’s common stockholders:

(In millions, except per share amounts)	Amount		Per Share – Diluted		Amount		Per Share – Diluted
	2Q23	2Q22	2Q23	2Q22	1H23	1H22	1H23	1H22
Unrealized losses on non-real estate investments	$(77.9)	$(68.1)	$(0.46)	$(0.42)	$(143.8)	$(331.6)	$(0.84)	$(2.07)
Gain on sales of real estate	214.8	214.2	1.26	1.33	214.8	214.2	1.26	1.34
Impairment of non-real estate investments	(23.0)	—	(0.13)	—	(23.0)	—	(0.13)	—
Impairment of real estate	(168.6)	—	(0.99)	—	(168.6)	—	(0.99)	—
Loss on early extinguishment of debt	—	(3.3)	—	(0.02)	—	(3.3)	—	(0.02)
Total	$(54.7)	$142.8	$(0.32)	$0.89	$(120.6)	$(120.7)	$(0.70)	$(0.75)
Refer to “Funds from operations and funds from operations per share” of this Earnings Press Release for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	2

Second Quarter Ended June 30, 2023 Financial and Operating Results (continued)
June 30, 2023

Industry and ESG leadership: catalyzing and leading the way for positive change to benefit human health and society
•In June 2023, Alexandria released our 2022 ESG Report, which highlights our longstanding and continued leadership in ESG. The report details the advancement of our decarbonization strategy and our roadmap to climate resilience within our life science real estate asset base. It also showcases Alexandria’s comprehensive efforts to catalyze the health, wellness, safety, and productivity of our employees, tenants, local communities, and the world through the built environment and beyond, including through our visionary social responsibility initiatives. Notable ESG initiatives and achievements include the following:
•We continue to further our approach to net zero by developing an innovative greenhouse gas emissions mitigation strategy that includes reducing emissions from the operation of our real estate assets through electrification, energy efficiency, and renewable electricity.
•We have proactively taken steps to incorporate electrification into some of our development projects, including at 230 Harriet Tubman Way on our Alexandria Center® for Life Science –Millbrae campus in our South San Francisco submarket.
•We look for opportunities to utilize alternative energy sources, such as geothermal energy. In our Greater Boston region, our 325 Binney Street development, Moderna’s new HQ and core R&D operations, is designed to be the most sustainable laboratory building in Cambridge, and our 15 Necco Street development is a state-of-the-art low-carbon laboratory building for Eli Lilly. 325 Binney Street and 15 Necco Street are targeting a 92% and 74% reduction in fossil fuel use, respectively.
•We also continue to increase our consumption of renewable electricity. With our new solar power purchase agreement to take effect in our Greater Boston region in 2024, 100% of the electricity consumed by Greater Boston will be from renewable electricity, assuming 2022 levels of use for Alexandria-paid utility accounts.
•Pursuing Zero Energy certifications for two projects: 325 Binney Street, which is targeting LEED Zero Energy certification and is designed to be the most sustainable laboratory building in Cambridge, and 685 Gateway Boulevard in our South San Francisco submarket, which is designated as Zero Energy Ready and is on track to achieve ILFI Zero Energy certification.
•In our Lake Union submarket, Alexandria received the 2023 BOMA Pacific Northwest TOBY (The Outstanding Building of the Year) Award in the Corporate Facility category for 1165 Eastlake Avenue East on The Eastlake Life Science by Alexandria mega campus. The TOBY Awards honor and recognize quality in commercial buildings and reward excellence in building management.

About Alexandria Real Estate Equities, Inc.
Alexandria Real Estate Equities, Inc. (NYSE: ARE), an S&P 500® company, is a best-in-class, mission-driven life science REIT making a positive and lasting impact on the world. As the pioneer of the life science real estate niche since its founding in 1994, Alexandria is the preeminent and longest-tenured owner, operator, and developer of collaborative life science, agtech, and advanced technology campuses in AAA innovation cluster locations, including Greater Boston, the San Francisco Bay Area, New York City, San Diego, Seattle, Maryland, and Research Triangle. The trusted partner to approximately 825 tenants, Alexandria has a total market capitalization of $30.6 billion and an asset base in North America of 74.9 million SF as of June 30, 2023, which includes 41.1 million RSF of operating properties and 5.3 million RSF of Class A/A+ properties undergoing construction, 9.4 million RSF of near-term and intermediate-term development and redevelopment projects, and 19.1 million SF of future development projects. Alexandria has a longstanding and proven track record of developing Class A/A+ properties clustered in life science, agtech, and advanced technology campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science, agrifoodtech, climate innovation, and technology companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	3

Guidance
June 30, 2023
(Dollars in millions)

Guidance for 2023 has been updated to reflect our current view of existing market conditions and assumptions for the year ending December 31, 2023. There can be no assurance that actual amounts will not be materially higher or lower than these expectations. Also, refer to our discussion of “forward-looking statements” on page 8 of this Earnings Press Release for additional details. Key updates to the midpoints of our guidance ranges for our 2023 key sources and uses of capital include the following:

•During the three months ended June 30, 2023, we pivoted our strategy toward harvesting value by selling 100% interests in non-core properties and/or properties not integral to our mega campus strategy in lieu of seeking a new real estate joint venture partner for one of our active development projects.
•This resulted in increases to (i) proceeds from dispositions and sales of partial interests by $225 million, and (ii) our share of construction spending by $210 million, as this amount was previously expected to be funded by a future joint venture partner.
•The revised midpoint to our 2023 guidance range for dispositions and sales of partial interests is $1.75 billion.
•The revised midpoint to our 2023 guidance range for construction spending is $2.9 billion. Total 2023 construction spending before contributions from real estate joint venture partners remains unchanged from our prior forecast at $3.5 billion (refer to page 48).

	Midpoint			As of 7/24/23
Key Sources and Uses of Capital	As of 4/24/23	Key Changes	As of 7/24/23	Range		Midpoint	Certain Completed Items
Sources of capital:
Incremental debt	$650	$(15)	$635	$560	$710	$635
Excess 2022 bond capital held as cash at December 31, 2022	300	—	300	300	300	300	$300	(1)
Net cash provided by operating activities after dividends	375	—	375	350	400	375
Dispositions and sales of partial interests (refer to page 7)	1,525	225	1,750	1,650	1,850	1,750	$701	(2)
Future settlement of forward equity sales agreements outstanding as of December 31, 2022	100	—	100	100	100	100	$100	(3)
Total sources of capital before excess cash expected to be held at December 31, 2023	$2,950	$210	$3,160	2,960	3,360	3,160
Cash expected to be held at December 31, 2023(4)	$275	$—	$275	125	425	275
Total sources of capital				$3,085	$3,785	$3,435
Uses of capital:
Construction (refer to page 48)	$2,725	$210	$2,935	$2,785	$3,085	$2,935
Acquisitions (refer to page 6)	225	—	225	175	275	225	$235
Total uses of capital	$2,950	$210	$3,160	$2,960	$3,360	$3,160
Incremental debt (included above):
Issuance of unsecured senior notes payable				$1,000	$1,000	$1,000	$1,000	(5)
Unsecured senior line of credit, commercial paper, and other				(440)	(290)	(365)
Net incremental debt				$560	$710	$635

(1)Represents $300.0 million of excess 2022 bond capital proceeds held as cash at December 31, 2022, which we used to reduce our 2023 debt capital needs.
(2)In addition to completed transactions, we have pending transactions subject to signed letters of intent or purchase and sale agreements aggregating $175.0 million as of July 24, 2023.
(3)Represents outstanding forward equity sales agreements to sell 699 thousand shares of common stock under our ATM program entered into during 2022 and expected to be settled during the second half of 2023.
(4)Represents estimated excess 2023 bond capital proceeds expected to be held as cash at December 31, 2023, which reduces our 2024 debt capital needs.
(5)Represents $1.0 billion of unsecured senior notes payable issued in February 2023.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	4

Guidance (continued)
June 30, 2023
(Dollars in millions, except per share amounts)

Projected 2023 Earnings per Share and Funds From Operations per Share Attributable to Alexandria’s Common Stockholders – Diluted
	As of 7/24/23	As of 4/24/23	Key Changes
Earnings per share(1)	$2.72 to $2.78	$2.21 to $2.31
Depreciation and amortization of real estate assets	5.55	5.55
Gain on sales of real estate	(1.26)	—	(2)
Impairment of real estate – rental properties	0.98	0.81	(3)
Allocation to unvested restricted stock awards	(0.04)	(0.04)
Funds from operations per share(4)	$7.95 to $8.01	$8.53 to $8.63
Unrealized losses on non-real estate investments	0.84	0.39	(3)
Impairment of non-real estate investments	0.13	—
Impairment of real estate	0.02	—
Allocation to unvested restricted stock awards	(0.01)	(0.01)
Funds from operations per share, as adjusted(4)	$8.93 to $8.99	$8.91 to $9.01	No change to midpoint; range narrowed by 4 cents
Midpoint	$8.96	$8.96

	As of 7/24/23		As of 4/24/23
Key Assumptions	Low	High	Low	High	Key Changes

Occupancy percentage in North America as of December 31, 2023	94.6%	95.6%	94.6%	95.6%	No change
Lease renewals and re-leasing of space:
Rental rate increases	28.0%	33.0%	28.0%	33.0%
Rental rate increases (cash basis)	12.0%	17.0%	12.0%	17.0%
Same property performance:
Net operating income increases	2.0%	4.0%	2.0%	4.0%
Net operating income increases (cash basis)	4.0%	6.0%	4.0%	6.0%
Straight-line rent revenue	$130	$145	$130	$145
General and administrative expenses	$183	$193	$183	$193
Capitalization of interest	$342	$362	$342	$362
Interest expense	$74	$94	$74	$94

Key Credit Metrics	As of 7/24/23	As of 4/24/23	Key Changes

Net debt and preferred stock to Adjusted EBITDA – 4Q23 annualized	Less than or equal to 5.1x	Less than or equal to 5.1x	No change
Fixed-charge coverage ratio – 4Q23 annualized	4.5x to 5.0x	4.5x to 5.0x

(1)Excludes unrealized gains or losses after June 30, 2023 that are required to be recognized in earnings and are excluded from funds from operations per share, as adjusted.
(2)Refer to “Dispositions and sales of partial interests” in this Earnings Press Release for additional information.
(3)Refer to “Funds from operations and funds from operations per share” in this Earnings Press Release for additional information.
(4)Refer to “Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders” in the “Definitions and reconciliations” of our Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	5

Acquisitions
June 30, 2023
(Dollars in thousands)

Property	Submarket/Market	Date of Purchase	Number of Properties	Operating Occupancy	Square Footage				Purchase Price
					Acquisitions With Development/Redevelopment Opportunities(1)
					Future Development	Active Development/Redevelopment	Operating With Future Development/ Redevelopment	Total(2)

Completed in 1H23:
Canada	Canada	1/30/23	1	100%	—	—	247,743	247,743	$100,837
Other	Various		2	100	1,089,349	110,717	10,000	1,210,066	125,103
			3	100%	1,089,349	110,717	257,743	1,457,809	225,940
Completed in July 2023									9,495
2023 acquisitions completed as of July 24, 2023									$235,435

2023 guidance range								$175,000 – $275,000

(1)We expect to provide total estimated costs and related yields for development and redevelopment projects in the future, subsequent to the commencement of construction.
(2)Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes RSF of buildings currently in operation with future development or redevelopment opportunities. Refer to “Investments in real estate” in the “Definitions and reconciliations” of our Supplemental Information for additional details on value-creation square feet currently included in rental properties.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	6

Dispositions and Sales of Partial Interests
June 30, 2023
(Dollars in thousands, except per RSF amounts)

Property	Submarket/Market	Date of Sale	Interest Sold		RSF	Capitalization Rate		Capitalization Rate (Cash Basis)		Sales Price		Sales Price per RSF
Completed in 1H23:
Value harvesting dispositions and recycling of assets not integral to our mega campus strategy
225, 266, and 275 Second Avenue and 780 and 790 Memorial Drive(1)	Route 128 and Cambridge/Inner Suburbs/Greater Boston	6/13/23	100%		428,663	5.0%	(1)	5.2%	(1)	$365,226		$852
11119 North Torrey Pines Road(2)	Torrey Pines/San Diego	5/4/23	100%		72,506	4.4%	(2)	4.6%	(2)	86,000		$1,186
275 Grove Street(3)	Route 128/Greater Boston	6/27/23	100%		509,702	N/A		N/A		109,349		N/A
Other										42,092
										602,667	(4)
Strategic partial interest sales
15 Necco Street(5)	Seaport Innovation District/ Greater Boston	4/11/23	18%	(5)	345,995	6.6%		5.4%		66,108		$1,626
9625 Towne Centre Drive(6)	University Town Center/San Diego	6/21/23	20.1%		163,648	4.2%		4.5%		32,261		$981
										98,369
										701,036
Pending as of July 24, 2023:
421 Park Drive(7)	Fenway/Greater Boston		(7)		(7)					155,000
Executed and pending transactions subject to signed letters of intent or purchase and sale agreements										20,000
Total pending and under executed letters of intent or purchase and sales agreements										175,000

										876,036
Additional targeted non-core dispositions in process										873,964
2023 dispositions and sales of partial interests (midpoint)										$1,750,000

2023 guidance range					$1,650,000 – $1,850,000

(1)We calculated capitalization rates based upon net operating income and net operating income (cash basis) for 2Q23 annualized that includes vacancy available for redevelopment. Upon completion of the sale, we recognized a gain on sale of real estate aggregating $187.2 million and a value-creation margin of 80%.
(2)We calculated capitalization rates based upon net operating income and net operating income (cash basis) for 1Q23 annualized. Upon completion of the sale, we recognized a gain on sale of real estate aggregating $27.6 million and a value-creation margin of 34%.
(3)During 2Q23, we recognized a real estate impairment charge of $145.4 million to reduce our investment to its current fair value less costs to sell.
(4)Dispositions completed during the three months ended June 30, 2023 had annual net operating income of $32.4 million with a weighted-average disposition date of June 13, 2023 (weighted by net operating income for 2Q23 annualized).
(5)Represents a development project under construction aggregating 345,995 RSF, 97% of which is leased to Eli Lilly and Company for the Lilly Institute for Genetic Medicine. In April 2023, an investor acquired a 20% interest in this joint venture, which consisted of an 18% interest sold by us and a 2% interest sold by our existing partner. Upon completion of the sale, our ownership interest in the consolidated real estate joint venture was 72% and our existing and new partners’ noncontrolling interests were 8% and 20%, respectively. We retained control over this real estate joint venture and therefore continue to consolidate this property. The sales price of the 18% interest sold by us was $66.1 million, or $1,626 per RSF, representing capitalization rates of 6.6% and 5.4% (cash basis). We expect our new joint venture partner to contribute capital approximating $130 million to fund construction of the project over time and to accrete its ownership interest in the joint venture to 37% from 20%.
(6)An investor acquired a 70% interest in this consolidated real estate joint venture, which consisted of a 20.1% interest sold by us and a 49.9% interest held by our previous joint venture partner. Our portion of the sales price was $32.3 million, or $981 per RSF, representing capitalization rates of 4.2% and 4.5% (cash basis) based upon net operating income and net operating income (cash basis) for 2Q23 annualized. We retained control over this real estate joint venture and therefore continue to consolidate this property. This transaction resulted in consideration in excess of book value of $15.6 million and a value-creation margin of 88%.
(7)Represents the disposition of 268,023 RSF of a 660,034 RSF near-term development at 421 Park Drive. The proceeds from this transaction will help fund our remaining 392,011 RSF of the project. The project is expected to commence vertical construction later this year and be completed in 2026. The buyer will fund the project costs related to its 268,023 RSF, and these costs are not included in our projected construction spending. We will develop and operate the completed project and will earn development fees over the next three years.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	7

Earnings Call Information and About the Company
June 30, 2023

We will host a conference call on Tuesday, July 25, 2023, at 3:00 p.m. Eastern Time (“ET”)/noon Pacific Time (“PT”), which is open to the general public, to discuss our financial and operating results for the second quarter ended June 30, 2023. To participate in this conference call, dial (833) 366-1125 or (412) 902-6738 shortly before 3:00 p.m. ET/noon PT and ask the operator to join the call for Alexandria Real Estate Equities, Inc. The audio webcast can be accessed at www.are.com in the “For Investors” section. A replay of the call will be available for a limited time from 5:00 p.m. ET/2:00 p.m. PT on Tuesday, July 25, 2023. The replay number is (877) 344-7529 or (412) 317-0088, and the access code is 6301307.

Additionally, a copy of this Earnings Press Release and Supplemental Information for the second quarter ended June 30, 2023 is available in the “For Investors” section of our website at www.are.com or by following this link: https://www.are.com/fs/2023q2.pdf.

For any questions, please contact Joel S. Marcus, executive chairman and founder; Peter M. Moglia, chief executive officer and co-chief investment officer; Dean A. Shigenaga, president and chief financial officer; Paula Schwartz, managing director of Rx Communications Group, at (917) 633-7790; or Sara M. Kabakoff, senior vice president – chief content officer.

About the Company

Alexandria Real Estate Equities, Inc. (NYSE: ARE), an S&P 500® company, is a best-in-class, mission-driven life science REIT making a positive and lasting impact on the world. As the pioneer of the life science real estate niche since its founding in 1994, Alexandria is the preeminent and longest-tenured owner, operator, and developer of collaborative life science, agtech, and advanced technology campuses in AAA innovation cluster locations, including Greater Boston, the San Francisco Bay Area, New York City, San Diego, Seattle, Maryland, and Research Triangle. The trusted partner to approximately 825 tenants, Alexandria has a total market capitalization of $30.6 billion and an asset base in North America of 74.9 million SF as of June 30, 2023, which includes 41.1 million RSF of operating properties and 5.3 million RSF of Class A/A+ properties undergoing construction, 9.4 million RSF of near-term and intermediate-term development and redevelopment projects, and 19.1 million SF of future development projects. Alexandria has a longstanding and proven track record of developing Class A/A+ properties clustered in life science, agtech, and advanced technology campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science, agrifoodtech, climate innovation, and technology companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

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This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding our 2023 earnings per share attributable to Alexandria’s common stockholders – diluted, 2023 funds from operations per share attributable to Alexandria’s common stockholders – diluted, net operating income, and our projected sources and uses of capital. You can identify the forward-looking statements by their use of forward-looking words, such as “forecast,” “guidance,” “goals,” “projects,” “estimates,” “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” “targets,” or “will,” or the negative of those words or similar words. These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. There can be no assurance that actual results will not be materially higher or lower than these expectations. These statements are subject to risks, uncertainties, assumptions, and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, lower than expected yields, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully place into service and lease any properties undergoing development or redevelopment and our existing space held for future development or redevelopment (including new properties acquired for that purpose), our failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, adverse general and local economic conditions, an unfavorable capital market environment, decreased leasing activity or lease renewals, failure to obtain LEED and other healthy building certifications and efficiencies, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”). Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are made as of the date of this Earnings Press Release and Supplemental Information, and unless otherwise stated, we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

This document is not an offer to sell or a solicitation to buy securities of Alexandria Real Estate Equities, Inc. Any offers to sell or solicitations to buy our securities shall be made only by means of a prospectus approved for that purpose. Unless otherwise indicated, the “Company,” “Alexandria,” “ARE,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and our consolidated subsidiaries. Alexandria®, Lighthouse Design® logo, Building the Future of Life-Changing Innovation®, That’s What’s in Our DNA®, At the Vanguard and Heart of the Life Science Ecosystem™, Alexandria Center®, Alexandria Technology Square®, Alexandria Technology Center®, and Alexandria Innovation Center® are copyrights and trademarks of Alexandria Real Estate Equities, Inc. All other company names, trademarks, and logos referenced herein are the property of their respective owners.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	8

Consolidated Statements of Operations
June 30, 2023
(Dollars in thousands, except per share amounts)

	Three Months Ended						Six Months Ended
	6/30/23		3/31/23	12/31/22	9/30/22	6/30/22	6/30/23	6/30/22
Revenues:
Income from rentals	$704,339		$687,949	$665,674	$656,853	$640,959	$1,392,288	$1,253,513
Other income	9,561		12,846	4,607	2,999	2,805	22,407	5,316
Total revenues	713,900		700,795	670,281	659,852	643,764	1,414,695	1,258,829

Expenses:
Rental operations	211,834		206,933	204,352	201,189	196,284	418,767	377,612
General and administrative	45,882		48,196	42,992	49,958	43,397	94,078	84,328
Interest	17,072		13,754	17,522	22,984	24,257	30,826	53,697
Depreciation and amortization	273,555		265,302	264,480	254,929	242,078	538,857	482,737
Impairment of real estate	168,575	(1)	—	26,186	38,783	—	168,575	—
Loss on early extinguishment of debt	—		—	—	—	3,317	—	3,317
Total expenses	716,918		534,185	555,532	567,843	509,333	1,251,103	1,001,691

Equity in earnings of unconsolidated real estate joint ventures	181		194	172	40	213	375	433
Investment loss	(78,268)		(45,111)	(19,653)	(32,305)	(39,481)	(123,379)	(279,800)
Gain on sales of real estate	214,810		—	—	323,699	214,219	214,810	214,219
Net income	133,705		121,693	95,268	383,443	309,382	255,398	191,990
Net income attributable to noncontrolling interests	(43,768)		(43,831)	(40,949)	(38,747)	(37,168)	(87,599)	(69,345)
Net income attributable to Alexandria Real Estate Equities, Inc.’s stockholders	89,937		77,862	54,319	344,696	272,214	167,799	122,645
Net income attributable to unvested restricted stock awards	(2,677)		(2,606)	(2,526)	(3,257)	(2,934)	(5,283)	(4,134)
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$87,260		$75,256	$51,793	$341,439	$269,280	$162,516	$118,511

Net income per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders:
Basic	$0.51		$0.44	$0.31	$2.11	$1.67	$0.95	$0.74
Diluted	$0.51		$0.44	$0.31	$2.11	$1.67	$0.95	$0.74

Weighted-average shares of common stock outstanding:
Basic	170,864		170,784	165,393	161,554	161,412	170,824	159,814
Diluted	170,864		170,784	165,393	161,554	161,412	170,824	159,814

Dividends declared per share of common stock	$1.24		$1.21	$1.21	$1.18	$1.18	$2.45	$2.33

(1)Refer to “Funds from operations and funds from operations per share” of this Earnings Press Release for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	9

Consolidated Balance Sheets
June 30, 2023
(In thousands)

	6/30/23	3/31/23	12/31/22	9/30/22	6/30/22
Assets
Investments in real estate	$31,178,054	$30,889,395	$29,945,440	$28,771,745	$27,952,931
Investments in unconsolidated real estate joint ventures	37,801	38,355	38,435	38,285	37,587
Cash and cash equivalents	924,370	1,263,452	825,193	533,824	420,258
Restricted cash	35,920	34,932	32,782	332,344	97,404
Tenant receivables	6,951	8,197	7,614	7,759	7,069
Deferred rent	984,366	974,865	942,646	918,995	905,699
Deferred leasing costs	520,610	527,848	516,275	506,864	498,434
Investments	1,495,994	1,573,018	1,615,074	1,624,921	1,657,461
Other assets	1,475,191	1,602,403	1,599,940	1,633,877	1,667,210
Total assets	$36,659,257	$36,912,465	$35,523,399	$34,368,614	$33,244,053

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$91,939	$73,645	$59,045	$40,594	$24,986
Unsecured senior notes payable	11,091,424	11,089,124	10,100,717	10,098,588	10,096,462
Unsecured senior line of credit and commercial paper	—	374,536	—	386,666	149,958
Accounts payable, accrued expenses, and other liabilities	2,494,087	2,479,047	2,471,259	2,393,764	2,317,940
Dividends payable	214,555	209,346	209,131	193,623	192,571
Total liabilities	13,892,005	14,225,698	12,840,152	13,113,235	12,781,917

Commitments and contingencies

Redeemable noncontrolling interests	52,628	44,862	9,612	9,612	9,612

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
Common stock	1,709	1,709	1,707	1,626	1,615
Additional paid-in capital	18,812,318	18,902,821	18,991,492	17,639,434	17,149,571
Accumulated other comprehensive loss	(16,589)	(20,536)	(20,812)	(24,725)	(11,851)
Alexandria Real Estate Equities, Inc.’s stockholders’ equity	18,797,438	18,883,994	18,972,387	17,616,335	17,139,335
Noncontrolling interests	3,917,186	3,757,911	3,701,248	3,629,432	3,313,189
Total equity	22,714,624	22,641,905	22,673,635	21,245,767	20,452,524
Total liabilities, noncontrolling interests, and equity	$36,659,257	$36,912,465	$35,523,399	$34,368,614	$33,244,053

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	10

Funds From Operations and Funds From Operations per Share
June 30, 2023
(In thousands)

The following table presents a reconciliation of net income attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations attributable to Alexandria’s common stockholders – diluted, and funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below:

	Three Months Ended						Six Months Ended
	6/30/23		3/31/23	12/31/22	9/30/22	6/30/22	6/30/23	6/30/22
Net income attributable to Alexandria’s common stockholders	$87,260		$75,256	$51,793	$341,439	$269,280	$162,516	$118,511
Depreciation and amortization of real estate assets	270,026		262,124	261,185	251,453	238,565	532,150	475,725
Noncontrolling share of depreciation and amortization from consolidated real estate JVs	(28,220)		(28,178)	(29,702)	(27,790)	(26,418)	(56,398)	(50,099)
Our share of depreciation and amortization from unconsolidated real estate JVs	855		859	982	795	934	1,714	1,889
Gain on sales of real estate	(214,810)		—	—	(323,699)	(214,219)	(214,810)	(214,219)
Impairment of real estate – rental properties	166,602	(1)	—	20,899	—	—	166,602	—
Allocation to unvested restricted stock awards	(872)		(1,359)	(953)	1,002	—	(2,220)	—
Funds from operations attributable to Alexandria’s common stockholders – diluted(2)	280,841		308,702	304,204	243,200	268,142	589,554	331,807
Unrealized losses on non-real estate investments	77,897		65,855	24,117	56,515	68,128	143,752	331,561
Impairment of non-real estate investments	22,953	(3)	—	20,512	—	—	22,953	—
Impairment of real estate	1,973		—	5,287	38,783	—	1,973	—
Loss on early extinguishment of debt	—		—	—	—	3,317	—	3,317
Acceleration of stock compensation expense due to executive officer resignation	—		—	—	7,185	—	—	—
Allocation to unvested restricted stock awards	(1,285)		(867)	(482)	(1,033)	(778)	(2,164)	(3,264)
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted	$382,379		$373,690	$353,638	$344,650	$338,809	$756,068	$663,421

(1)Primarily related to an impairment charge aggregating $145.4 million at an office campus located at 275 Grove Street in our Route 128 submarket to reduce our investment in this campus to fair value less costs to sell.
(2)Calculated in accordance with standards established by the Nareit Board of Governors.
(3)Primarily related to three non-real estate investments in privately held entities that do not report NAV.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	11

Funds From Operations and Funds From Operations per Share (continued)
June 30, 2023
(In thousands, except per share amounts)

The following table presents a reconciliation of net income (loss) per share attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with GAAP, including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations per share attributable to Alexandria’s common stockholders – diluted, and funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below. Per share amounts may not add due to rounding.

	Three Months Ended					Six Months Ended
	6/30/23	3/31/23	12/31/22	9/30/22	6/30/22	6/30/23	6/30/22
Net income per share attributable to Alexandria’s common stockholders – diluted	$0.51	$0.44	$0.31	$2.11	$1.67	$0.95	$0.74
Depreciation and amortization of real estate assets	1.42	1.38	1.41	1.39	1.32	2.80	2.68
Gain on sales of real estate	(1.26)	—	—	(2.00)	(1.33)	(1.26)	(1.34)
Impairment of real estate – rental properties	0.98	—	0.13	—	—	0.98	—
Allocation to unvested restricted stock awards	(0.01)	(0.01)	(0.01)	0.01	—	(0.02)	—
Funds from operations per share attributable to Alexandria’s common stockholders – diluted	1.64	1.81	1.84	1.51	1.66	3.45	2.08
Unrealized losses on non-real estate investments	0.46	0.39	0.15	0.35	0.42	0.84	2.07
Impairment of non-real estate investments	0.13	—	0.12	—	—	0.13	—
Impairment of real estate	0.02	—	0.03	0.24	—	0.02	—
Loss on early extinguishment of debt	—	—	—	—	0.02	—	0.02
Acceleration of stock compensation expense due to executive officer resignation	—	—	—	0.04	—	—	—
Allocation to unvested restricted stock awards	(0.01)	(0.01)	—	(0.01)	—	(0.01)	(0.02)
Funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted	$2.24	$2.19	$2.14	$2.13	$2.10	$4.43	$4.15

Weighted-average shares of common stock outstanding – diluted	170,864	170,784	165,393	161,554	161,412	170,824	159,814

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	12

SUPPLEMENTAL
INFORMATION

Company Profile
June 30, 2023

Alexandria Real Estate Equities, Inc. (NYSE: ARE), an S&P 500® company, is a best-in-class, mission-driven life science REIT making a positive and lasting impact on the world. As the pioneer of the life science real estate niche since its founding in 1994, Alexandria is the preeminent and longest-tenured owner, operator, and developer of collaborative life science, agtech, and advanced technology campuses in AAA innovation cluster locations, including Greater Boston, the San Francisco Bay Area, New York City, San Diego, Seattle, Maryland, and Research Triangle. The trusted partner to approximately 825 tenants, Alexandria has a total market capitalization of $30.6 billion and an asset base in North America of 74.9 million SF as of June 30, 2023, which includes 41.1 million RSF of operating properties and 5.3 million RSF of Class A/A+ properties undergoing construction, 9.4 million RSF of near-term and intermediate-term development and redevelopment projects, and 19.1 million SF of future development projects. Alexandria has a longstanding and proven track record of developing Class A/A+ properties clustered in life science, agtech, and advanced technology campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science, agrifoodtech, climate innovation, and technology companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

Tenant base

Alexandria is known for our high-quality and diverse tenant base, with 49% of our total annual rental revenue being generated from tenants that are investment-grade rated or publicly traded large cap companies. The quality, diversity, breadth, and depth of our significant relationships with our tenants provide Alexandria with high-quality and stable cash flows. Alexandria’s underwriting team and long-term industry relationships positively distinguish us from all other publicly traded REITs and real estate companies.

Executive and senior management team

Alexandria’s executive and senior management team has unique experience and expertise in creating, owning, and operating highly dynamic and collaborative life science, agtech, and advanced technology campuses in key cluster locations to catalyze innovation. From design to development to the management of our high-quality, sustainable real estate, as well as our ongoing cultivation of collaborative environments with unique amenities and events, the Alexandria team has a best-in-class reputation of excellence in our niche. Alexandria’s highly experienced management team also includes regional market directors with leading reputations and longstanding relationships within the life science, agtech, and technology communities in their respective innovation clusters. We believe that our experience, expertise, reputation, and key relationships in the real estate, life science, agtech, and technology industries provide Alexandria significant competitive advantages in attracting new business opportunities.
Alexandria’s executive and senior management team consists of 62 individuals, averaging 24 years of real estate experience, including 12 years with Alexandria. Our executive management team alone averages 19 years with Alexandria.

EXECUTIVE MANAGEMENT TEAM

Joel S. Marcus	Peter M. Moglia
Executive Chairman & Founder	Chief Executive Officer & Co-Chief Investment Officer

Dean A. Shigenaga	Daniel J. Ryan
President & Chief Financial Officer	Co-Chief Investment Officer & Regional Market Director – San Diego

Hunter L. Kass	Vincent R. Ciruzzi
Executive Vice President – Regional Market Director – Greater Boston	Chief Development Officer

Lawrence J. Diamond	Joseph Hakman
Co-Chief Operating Officer & Regional Market Director – Maryland	Co-Chief Operating Officer & Chief Strategic Transactions Officer

John H. Cunningham	Jackie B. Clem
Executive Vice President – Regional Market Director – New York City	General Counsel & Secretary

Marc E. Binda	Andres R. Gavinet
Executive Vice President – Finance & Treasurer	Chief Accounting Officer

Gary D. Dean	Onn C. Lee
Executive Vice President – Real Estate Legal Affairs	Executive Vice President – Accounting

Kristina A. Fukuzaki-Carlson	Madeleine T. Alsbrook
Executive Vice President – Business Operations	Executive Vice President – Talent Management

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	14

Investor Information
June 30, 2023

Corporate Headquarters	New York Stock Exchange Trading Symbol	Information Requests
26 North Euclid Avenue	Common stock: ARE	Phone:	(626) 578-0777
Pasadena, California 91101		Email:	corporateinformation@are.com
		Website:	www.are.com

Equity Research Coverage

Alexandria is currently covered by the following research analysts. This list may be incomplete and is subject to change as firms initiate or discontinue coverage of our company. Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, or forecasts of Alexandria or our management. Alexandria does not by our reference or distribution of the information below imply our endorsement of or concurrence with any opinions, estimates, or forecasts of these analysts. Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports. Several of these firms may, from time to time, own our stock and/or hold other long or short positions in our stock and may provide compensated services to us.

Bank of America Merrill Lynch	Citigroup Global Markets Inc.	Jefferies Research Services, LLC	Mizuho Securities USA LLC
Jeff Spector / Joshua Dennerlein	Nicholas Joseph / Michael Griffin	Peter Abramowitz	Vikram Malhotra / Georgi Dinkov
(646) 855-1363 / (646) 855-1681	(212) 816-1909 / (212) 816-5871	(212) 336-7241	(212) 282-3827 / (617) 352-1721

BTIG, LLC	Evercore ISI	JMP Securities	RBC Capital Markets
Tom Catherwood / John Nickodemus	Steve Sakwa / Jay Poskitt	Aaron Hecht	Michael Carroll / Aditi Balachandran
(212) 738-6140 / (212) 738-6050	(212) 446-9462 / (212) 752-0886	(415) 835-3963	(440) 715-2649 / (212) 428-6200

CFRA	Green Street	J.P. Morgan Securities LLC	Robert W. Baird & Co. Incorporated
Kenneth Leon	Dylan Burzinski	Anthony Paolone / Ray Zhong	Wes Golladay / Nicholas Thillman
(646) 517-2552	(949) 640-8780	(212) 622-6682 / (212) 622-5411	(216) 737-7510 / (414) 298-5053

Fixed Income Research Coverage		Rating Agencies
Barclays Capital Inc.	Stifel Financial Corp.	Moody’s Investors Service	S&P Global Ratings
Srinjoy Banerjee / Dylan Paup	Thierry Perrein	(212) 553-0376	Michael Souers
(212) 526-3521 / (212) 526-6961	(646) 376-5303		(212) 438-2508

J.P. Morgan Securities LLC
Mark Streeter
(212) 834-5086

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	15

Financial and Asset Base Highlights
June 30, 2023
(Dollars in thousands, except per share amounts)

	Three Months Ended (unless stated otherwise)
	6/30/23	3/31/23	12/31/22	9/30/22	6/30/22
Selected financial data from consolidated financial statements and related information
Rental revenues	$537,889	$518,302	$499,348	$496,146	$485,067
Tenant recoveries	$166,450	$169,647	$166,326	$160,707	$155,892
General and administrative expenses	$45,882	$48,196	$42,992	$49,958	$43,397
General and administrative expenses as a percentage of net operating income – trailing 12 months	9.7%	9.9%	9.8%	10.1%	9.8%
Operating margin	70%	70%	70%	70%	70%
Adjusted EBITDA margin	70%	69%	69%	69%	70%
Adjusted EBITDA – quarter annualized	$1,986,760	$1,936,884	$1,846,936	$1,810,764	$1,797,488
Adjusted EBITDA – trailing 12 months	$1,895,336	$1,848,018	$1,797,536	$1,743,613	$1,680,335

Net debt at end of period	$10,303,736	$10,321,752	$9,376,705	$9,736,627	$9,832,722
Net debt and preferred stock to Adjusted EBITDA – quarter annualized	5.2x	5.3x	5.1x	5.4x	5.5x
Net debt and preferred stock to Adjusted EBITDA – trailing 12 months	5.4x	5.6x	5.2x	5.6x	5.9x

Total debt and preferred stock at end of period	$11,183,363	$11,537,305	$10,159,762	$10,525,848	$10,271,406
Gross assets at end of period	$41,306,090	$41,474,319	$39,877,462	$38,516,844	$37,304,589
Total debt and preferred stock to gross assets at end of period	27%	28%	25%	27%	28%

Fixed-charge coverage ratio – quarter annualized	4.7x	5.0x	5.0x	4.9x	5.1x
Fixed-charge coverage ratio – trailing 12 months	4.9x	5.0x	5.0x	5.1x	5.1x
Unencumbered net operating income as a percentage of total net operating income	100%	100%	100%	100%	100%

Closing stock price at end of period	$113.49	$125.59	$145.67	$140.19	$145.03
Common shares outstanding (in thousands) at end of period	170,870	170,860	170,748	162,620	161,456
Total equity capitalization at end of period	$19,392,011	$21,458,270	$24,872,919	$22,797,633	$23,415,970
Total market capitalization at end of period	$30,575,374	$32,995,575	$35,032,681	$33,323,481	$33,687,376

Dividend per share – quarter/annualized	$1.24/$4.96	$1.21/$4.84	$1.21/$4.84	$1.18/$4.72	$1.18/$4.72
Dividend payout ratio for the quarter	55%	55%	58%	56%	56%
Dividend yield – annualized	4.4%	3.9%	3.3%	3.4%	3.3%

Amounts related to operating leases:
Operating lease liabilities at end of period	$386,545	$405,190	$406,700	$409,030	$412,535
Rent expense	$8,518	$8,536	$8,722	$8,502	$7,924

Capitalized interest	$91,674	$87,070	$79,491	$73,189	$68,202
Weighted-average interest rate for capitalization of interest during the period	3.77%	3.69%	3.65%	3.55%	3.56%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	16

Financial and Asset Base Highlights (continued)
June 30, 2023
(Dollars in thousands, except annual rental revenue per occupied RSF amounts)

	Three Months Ended (unless stated otherwise)
	6/30/23	3/31/23	12/31/22	9/30/22	6/30/22
Amounts included in funds from operations and non-revenue-enhancing capital expenditures
Straight-line rent revenue	$29,335	$33,191	$24,185	$24,431	$27,362
Amortization of acquired below-market leases	$24,789	$21,636	$20,125	$23,546	$16,760
Straight-line rent expense on ground leases	$373	$369	$487	$583	$354
Stock compensation expense	$15,492	$16,486	$11,586	$17,786	$14,340
Amortization of loan fees	$3,729	$3,639	$3,975	$3,235	$3,236
Amortization of debt discounts	$(304)	$(288)	$(272)	$(269)	$(267)
Non-revenue-enhancing capital expenditures:
Building improvements	$4,376	$4,334	$4,128	$3,963	$4,199
Tenant improvements and leasing commissions	$38,587	$18,586	$25,049	$48,960	$24,562
Funds from operations attributable to noncontrolling interests	$71,988	$72,009	$70,651	$66,537	$63,586

Operating statistics and related information (at end of period)
Number of properties – North America	414	433	432	431	436
RSF – North America (including development and redevelopment projects under construction)	46,408,793	47,443,194	47,371,259	46,690,943	46,934,653
Total square feet – North America	74,854,150	75,607,592	74,566,128	74,450,918	74,087,636
Annual rental revenue per occupied RSF – North America	$53.09	$52.46	$51.75	$50.99	$50.80
Occupancy of operating properties – North America	93.6%	93.6%	94.8%	94.3%	94.6%
Occupancy of operating and redevelopment properties – North America	89.2%	88.5%	89.4%	88.6%	89.0%
Weighted-average remaining lease term (in years)	7.2	7.2	7.1	7.2	7.1

Total leasing activity – RSF	1,325,326	1,223,427	2,000,322	1,662,069	2,279,758
Lease renewals and re-leasing of space – change in average new rental rates over expiring rates:
Rental rate increases	16.6%	48.3%	26.0%	27.1%	45.4%
Rental rate increases (cash basis)	8.3%	24.2%	19.6%	22.6%	33.9%
RSF (included in total leasing activity above)	1,052,872	1,120,038	1,494,345	1,094,821	1,087,082

Top 20 tenants:
Annual rental revenue	$629,362	$634,461	$612,289	$604,443	$601,915
Weighted-average remaining lease term (in years)	9.4	9.5	9.4	9.7	10.2

Same property – percentage change over comparable quarter from prior year:
Net operating income increases	3.0%	3.7%	4.7%	5.1%	7.5%
Net operating income increases (cash basis)	4.9%	9.0%	10.9%	10.6%	10.2%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	17

High-Quality and Diverse Client Base
June 30, 2023

Long-Duration and Stable Cash Flows From
High-Quality and Diverse Tenants

REIT Industry-Leading Tenant Client Base
Investment-Grade or Publicly Traded Large Cap Tenants

90%		49%

of ARE’s Top 20 Tenants Annual Rental Revenue(1)		of ARE’s Total Annual Rental Revenue(1)

Long-Duration Lease Terms		Sustained Strength in Tenant Collections

9.4 Years	7.2 Years	99.9%	99.7%

Top 20 Tenants	All Tenants

Weighted-Average Remaining Term(2)		2Q23	July 2023

Refer to “Annual rental revenue” in the “Definitions and reconciliations” of this Supplemental Information for additional details about our methodology of calculating annual rental revenue from unconsolidated real estate joint ventures.

(1)Represents annual rental revenue in effect as of June 30, 2023.
(2)Based on total annual rental revenue in effect as of June 30, 2023.

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High-Quality and Diverse Client Base in AAA Locations
June 30, 2023

Industry Mix of Approximately 825 Tenants(1)

Multinational Pharmaceutical
17%
Life Science Product, Service, and Device
22%
Public Biotechnology – Preclinical or Clinical Stage
10%
Private Biotechnology
10%
Other(3)
3%
Future Change in Use(2)
5%
Investment-Grade or Large Cap Tech
8%
Institutional (Academic/Medical, Non-Profit, and U.S. Government)
11%
Public Biotechnology – Approved or Marketed Product
14%

	Industry	Annual Rental Revenue(4) per RSF
	Life Science Product, Service, and Device	$42.39
	Multinational Pharmaceutical	$60.88
	Public Biotechnology – Approved or Marketed Product	$60.29
	Institutional (Academic/Medical, Non-Profit, and U.S. Government)	$57.74
	Public Biotechnology – Preclinical or Clinical Stage	$69.46
	Private Biotechnology	$81.49
	Investment-Grade or Large Cap Tech	$35.89
	Future Change in Use(2)	$40.63
	Other(3)	$34.39

Percentage of ARE’s Annual Rental Revenue(4)

Refer to “Annual rental revenue” in the “Definitions and reconciliations” of this Supplemental Information for additional details about our methodology of calculating annual rental revenue from unconsolidated real estate joint ventures.

(1)During the three months ended June 30, 2023, our tenant count declined from over 850 tenants to approximately 825 tenants primarily due to dispositions of non-core properties and/or properties not integral to our mega campus strategy.
(2)Represents annual rental revenue currently generated from space that is targeted for a future change in use, including 1.1% of total annual rental revenue that is generated from covered land play projects. The weighted-average remaining term of these leases is 3.8 years.
(3)Our “Other” tenants, which represent an aggregate of 3.0% of our annual rental revenue, comprise technology, professional services, finance, telecommunications, and construction/real estate companies, and (by less than 1.0% of our annual rental revenue) retail-related tenants.
(4)Represents annual rental revenue in effect as of June 30, 2023.

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Occupancy
June 30, 2023

Solid Historical Occupancy of 96% Over Past 10 Years(1) From
Historically Strong Demand for Class A/A+ Properties in AAA Locations

AAA Locations	Occupancy Across Key Locations

Percentage of ARE’s Annual Rental Revenue(3)

(1)Represents average occupancy of operating properties in North America as of each December 31 for the last 10 years and as of June 30, 2023.
(2)Acquired vacancy of 2.2% from properties recently acquired in 2021 or 2022 primarily representing lease-up opportunities.
(3)Represents annual rental revenue in effect as of June 30, 2023.

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Key Operating Metrics
June 30, 2023

Historical Same Property Net Operating Income Growth		Historical Rental Rate Growth: Renewed/Re-Leased Space

Margins(2)		Favorable Lease Structure(3)

Operating	Adjusted EBITDA	Strategic Lease Structure by Owner and Operator of Collaborative Life Science, Agtech, and Advanced Technology Campuses
70%	70%	Increasing cash flows
		Percentage of leases containing annual rent escalations	96%
		Stable cash flows
Weighted-Average Lease Terms of Executed Leases		Percentage of triple net leases	93%

8.4 years	8.6 years	Lower capex burden
		Percentage of leases providing for the recapture of capital expenditures	94%
2019 to 1H23	2014 to 1H23
Refer to “Same property performance” and “Definitions and reconciliations” of this Supplemental Information for additional details. “Definitions and reconciliations” contains the definition of “Net operating income” and its reconciliation from the most directly comparable financial measure presented in accordance with GAAP.

(1)The 10-year average represents the average for the years ended December 31, 2013 through 2022.
(2)Represents percentages for the three months ended June 30, 2023.
(3)Percentages calculated based on annual rental revenue in effect as of June 30, 2023.

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Same Property Performance
June 30, 2023
(Dollars in thousands)

	June 30, 2023			June 30, 2023
Same Property Financial Data	Three Months Ended	Six Months Ended	Same Property Statistical Data	Three Months Ended	Six Months Ended
Percentage change over comparable period from prior year:			Number of same properties	336	303
Net operating income increase	3.0%	3.4%	Rentable square feet	34,655,179	31,191,131
Net operating income increase (cash basis)	4.9%	6.5%	Occupancy – current-period average	94.0%	94.4%
Operating margin	70%	70%	Occupancy – same-period prior-year average	95.2%	95.4%

	Three Months Ended June 30,				Six Months Ended June 30,
	2023	2022	$ Change	% Change	2023	2022	$ Change	% Change
Income from rentals:
Same properties	$442,476	$425,709	$16,767	3.9%	$807,428	$775,081	$32,347	4.2%
Non-same properties	95,413	59,358	36,055	60.7	248,763	179,523	69,240	38.6
Rental revenues	537,889	485,067	52,822	10.9	1,056,191	954,604	101,587	10.6

Same properties	146,123	139,428	6,695	4.8	267,972	250,454	17,518	7.0
Non-same properties	20,327	16,464	3,863	23.5	68,125	48,455	19,670	40.6
Tenant recoveries	166,450	155,892	10,558	6.8	336,097	298,909	37,188	12.4

Income from rentals	704,339	640,959	63,380	9.9	1,392,288	1,253,513	138,775	11.1

Same properties	225	262	(37)	(14.1)	351	446	(95)	(21.3)
Non-same properties	9,336	2,543	6,793	267.1	22,056	4,870	17,186	352.9
Other income	9,561	2,805	6,756	240.9	22,407	5,316	17,091	321.5

Same properties	588,824	565,399	23,425	4.1	1,075,751	1,025,981	49,770	4.9
Non-same properties	125,076	78,365	46,711	59.6	338,944	232,848	106,096	45.6
Total revenues	713,900	643,764	70,136	10.9	1,414,695	1,258,829	155,866	12.4

Same properties	174,562	163,089	11,473	7.0	317,876	293,222	24,654	8.4
Non-same properties	37,272	33,195	4,077	12.3	100,891	84,390	16,501	19.6
Rental operations	211,834	196,284	15,550	7.9	418,767	377,612	41,155	10.9

Same properties	414,262	402,310	11,952	3.0	757,875	732,759	25,116	3.4
Non-same properties	87,804	45,170	42,634	94.4	238,053	148,458	89,595	60.4
Net operating income	$502,066	$447,480	$54,586	12.2%	$995,928	$881,217	$114,711	13.0%

Net operating income – same properties	$414,262	$402,310	$11,952	3.0%	$757,875	$732,759	$25,116	3.4%
Straight-line rent revenue	(22,440)	(22,798)	358	(1.6)	(40,145)	(49,278)	9,133	(18.5)
Amortization of acquired below-market leases	(8,183)	(13,643)	5,460	(40.0)	(14,914)	(23,300)	8,386	(36.0)
Net operating income – same properties (cash basis)	$383,639	$365,869	$17,770	4.9%	$702,816	$660,181	$42,635	6.5%

Refer to “Same property comparisons” in the “Definitions and reconciliations” of this Supplemental Information for a reconciliation of same properties to total properties. “Definitions and reconciliations” also contains definitions of “Tenant recoveries” and “Net operating income” and their respective reconciliations from the most directly comparable financial measures presented in accordance with GAAP.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	22

Leasing Activity
June 30, 2023
(Dollars per RSF)

	Three Months Ended			Six Months Ended		Year Ended
	June 30, 2023			June 30, 2023		December 31, 2022
	Including Straight-Line Rent		Cash Basis	Including Straight-Line Rent	Cash Basis	Including Straight-Line Rent	Cash Basis
Leasing activity:
Renewed/re-leased space(1)
Rental rate changes	16.6%	(2)	8.3%	35.1%	17.9%	31.0%	22.1%
New rates	$37.70		$36.43	$50.61	$48.51	$50.37	$48.48
Expiring rates	$32.32		$33.65	$37.47	$41.15	$38.44	$39.69
RSF	1,052,872			2,172,910		4,540,325
Tenant improvements/leasing commissions	$36.65			$26.31		$27.83
Weighted-average lease term	13.0 years			9.5 years		5.0 years

Developed/redeveloped/previously vacant space leased(3)
New rates	$64.23		$61.04	$57.44	$54.78	$73.46	$64.04
RSF	272,454			375,843		3,865,262
Weighted-average lease term	10.8 years			10.6 years		11.8 years

Leasing activity summary (totals):
New rates	$43.15		$41.49	$51.62	$49.44	$60.98	$55.64
RSF	1,325,326			2,548,753		8,405,587
Weighted-average lease term	12.2 years			9.7 years		8.1 years

Lease expirations(1)
Expiring rates	$37.57		$34.47	$40.93	$41.86	$37.41	$38.06
RSF	1,520,468			3,533,295		6,572,286

Leasing activity includes 100% of results for properties in which we have an investment in North America.

(1)Excludes month-to-month leases aggregating 82,025 RSF and 266,292 RSF as of June 30, 2023 and December 31, 2022, respectively. During the trailing twelve months ended June 30, 2023, we granted free rent concessions averaging 0.5 months per annum.
(2)During the three months ended March 31, 2023, Alexandria’s rental rate growth was driven by lease renewals and re-leasing of space located in the Greater Boston, San Francisco Bay Area, and Seattle markets. Alexandria’s rental rate growth for the three months ended June 30, 2023 was driven by renewals and re-leasing of space located in the Seattle, Maryland, and Research Triangle markets. Quarterly rental rate growth for lease renewals and re-leasing of space can be significantly skewed by a small number of leases or mix of leases (by submarket or property) executed in any quarter.
(3)Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” of this Supplemental Information for additional details on total project costs.

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Contractual Lease Expirations
June 30, 2023

Year	RSF	Percentage of Occupied RSF	Annual Rental Revenue (per RSF)(1)	Percentage of Total Annual Rental Revenue
2023 (2)	1,160,920	3.0%	$43.23	2.5%
2024	3,475,475	9.1%	$49.80	8.7%
2025	3,509,688	9.2%	$48.72	8.6%
2026	2,643,585	6.9%	$51.68	6.8%
2027	2,777,021	7.3%	$54.66	7.6%
2028	4,617,753	12.1%	$51.68	12.0%
2029	2,484,172	6.5%	$51.69	6.4%
2030	2,655,426	6.9%	$56.77	7.6%
2031	3,220,036	8.4%	$53.59	8.6%
2032	1,168,527	3.1%	$56.45	3.3%
Thereafter	10,545,063	27.5%	$52.79	27.9%

Market	2023 Contractual Lease Expirations (in RSF)						Annual Rental Revenue (per RSF)(1)	2024 Contractual Lease Expirations (in RSF)						Annual Rental Revenue (per RSF)(1)
	Leased	Negotiating/ Anticipating	Targeted for Future Development/ Redevelopment(3)		Remaining Expiring Leases(4)	Total(2)		Leased	Negotiating/ Anticipating	Targeted for Future Development/ Redevelopment(3)		Remaining Expiring Leases(4)	Total

Greater Boston	38,652	21,675	111,294	(5)	48,508	220,129	$72.90	84,964	—	412,946		491,848	989,758	$65.73
San Francisco Bay Area	24,056	16,214	—		180,804	221,074	48.17	35,798	22,923	107,250		551,988	717,959	61.92
New York City	—	—	—		500	500	N/A	—	—	—		362,718	362,718	56.63
San Diego	171,422	—	54,664		58,358	284,444	32.14	—	37,413	580,021	(6)	229,409	846,843	28.67
Seattle	113,073	11,332	—		85,083	209,488	34.10	28,051	6,230	50,552		206,042	290,875	23.30
Maryland	8,138	89,831	—		84,140	182,109	30.41	—	10,055	—		34,864	44,919	21.65
Research Triangle	3,646	—	—		16,260	19,906	32.01	75,346	6,672	—		103,124	185,142	47.58
Texas	—	—	—		—	—	—	—	—	—		—	—	—
Canada	13,321	—	—		2,484	15,805	28.13	—	—	—		6,786	6,786	23.53
Non-cluster/other markets	—	4,354	—		3,111	7,465	58.48	—	—	—		30,475	30,475	65.94
Total	372,308	143,406	165,958		479,248	1,160,920	$43.23	224,159	83,293	1,150,769		2,017,254	3,475,475	$49.80
Percentage of expiring leases	32%	12%	14%		42%	100%		6%	2%	33%		59%	100%

(1)Represents amounts in effect as of June 30, 2023.
(2)Excludes month-to-month leases aggregating 82,025 RSF as of June 30, 2023.
(3)Includes lease expirations primarily related to recently acquired properties, including i) 111,294 RSF and 466,248 RSF expiring in 2023 and 2024, respectively, which is targeted for future redevelopment and expected to commence construction in the near-term, and ii) 54,664 RSF and 684,521 RSF expiring in 2023 and 2024, respectively, which is targeted for future development and not expected to commence vertical construction in the near-term. We expect to demolish these buildings targeted for future development following lease expiration and commence pre-construction activities including entitlements, permitting, design, site work, and other activities preceding commencement of construction of aboveground building improvements. Commencement of future development projects is subject to market conditions and leasing. The 2023 and 2024 weighted-average contractual lease expiration date for all spaces targeted for redevelopment and development (weighted by annual rental revenue) is July 1, 2023 and July 18, 2024, respectively. Refer to “Investments in real estate” in the “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(4)The largest remaining contractual lease expirations for 2023 and 2024 are 55,751 RSF and 97,702 RSF, respectively, in our Mission Bay submarket.
(5)Represents 111,294 RSF at 401 Park Drive in our Fenway submarket, which is a near-term redevelopment project.
(6)Includes 495,192 RSF at Campus Point by Alexandria mega campus in our University Towne Center submarket, which is targeted for future development, pending market conditions and leasing.

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Top 20 Tenants
June 30, 2023
(Dollars in thousands, except average market cap amounts)

90% of Top 20 Tenants Annual Rental Revenue Is From Investment-Grade
or Publicly Traded Large Cap Tenants(1)

	Tenant	Remaining Lease Term(1) (in years)		Aggregate RSF	Annual Rental Revenue(1)	Percentage of Aggregate Annual Rental Revenue(1)	Investment-Grade Credit Ratings		Average Market Cap(1) (in billions)

							Moody’s	S&P
1	Bristol-Myers Squibb Company	6.5		951,172	$69,343	3.5%	A2	A+	$151.0
2	Moderna, Inc.	13.3		908,436	51,934	2.6	—	—	$59.5
3	Eli Lilly and Company	5.8		743,267	49,746	2.5	A2	A+	$339.2
4	Takeda Pharmaceutical Company Limited	6.5		549,760	37,432	1.9	Baa2	BBB+	$47.6
5	Alphabet Inc.	3.4		654,423	36,809	1.8	Aa2	AA+	$1,349.0
6	Illumina, Inc.	7.1		890,389	36,204	1.8	Baa3	BBB	$32.9
7	2seventy bio, Inc.(2)	10.2		312,805	33,617	1.7	—	—	$0.5
8	Harvard University	6.5		391,625	31,889	1.6	Aaa	AAA	$—
9	Novartis AG	5.1		447,831	30,976	1.5	A1	AA-	$209.0
10	Cloud Software Group, Inc.	3.7	(3)	292,013	28,537	1.4	—	—	$—
11	Uber Technologies, Inc.	59.2	(4)	1,009,188	27,727	1.4	—	—	$61.8
12	Roche	6.1		417,011	27,026	1.3	Aa2	AA	$262.0
13	AstraZeneca PLC	5.7		456,266	25,132	1.3	A3	A	$207.0
14	Sanofi	7.5		267,278	21,444	1.1	A1	AA	$121.0
15	Pfizer Inc.	1.3	(5)	405,066	21,421	1.1	A1	A+	$251.6
16	New York University	8.6		218,983	21,056	1.0	Aa2	AA-	$—
17	Massachusetts Institute of Technology	5.9		246,725	20,504	1.0	Aaa	AAA	$—
18	Boston Children's Hospital	13.3		269,816	20,066	1.0	Aa2	AA	$—
19	United States Government	6.8		313,778	19,586	1.0	Aaa	AA+	$—
20	Merck & Co., Inc.	10.8		300,930	18,913	0.9	A1	A+	$262.0
	Total/weighted-average	9.4	(4)	10,046,762	$629,362	31.4%

(1)Based on total annual rental revenue in effect as of June 30, 2023. Refer to “Annual rental revenue” and “Investment-grade or publicly traded large cap tenants” in the “Definitions and reconciliations” of this Supplemental Information for additional details about our methodology of calculating annual rental revenue from unconsolidated real estate joint ventures and average market capitalization, respectively.
(2)As of March 31, 2023, 2seventy bio, Inc. held $339.9 million of cash, cash equivalents, and marketable securities.
(3)Includes one lease at a recently acquired property with future development and redevelopment opportunities. This lease with Cloud Software Group, Inc. (formerly known as TIBCO Software, Inc.) was in place when we acquired the properties.
(4)Includes (i) ground leases for land at 1455 and 1515 Third Street (two buildings aggregating 422,980 RSF) and (ii) leases at 1655 and 1725 Third Street (two buildings aggregating 586,208 RSF) in our Mission Bay submarket owned by our unconsolidated real estate joint venture in which we have an ownership interest of 10%. Annual rental revenue is presented using 100% of the annual rental revenue from our consolidated properties and our share of annual rental revenue from our unconsolidated real estate joint ventures. Refer to footnote 1 for additional details. Excluding the ground leases, the weighted-average remaining lease term for our top 20 tenants was 7.3 years as of June 30, 2023.
(5)Primarily relates to one office building in our New York City submarket aggregating 349,947 RSF, which is under consideration to be marketed for lease in its current condition or may be developed or redeveloped into laboratory space, subject to market conditions and leasing.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	25

Summary of Properties and Occupancy
June 30, 2023
(Dollars in thousands, except per RSF amounts)

Summary of properties

Market	RSF						Number of Properties	Annual Rental Revenue
	Operating	Development	Redevelopment		Total	% of Total		Total	% of Total	Per RSF(1)
Greater Boston	10,638,208	1,435,071	1,187,368	(2)	13,260,647	29%	76	$715,148	35%	$72.69
San Francisco Bay Area	7,813,406	728,734	300,010		8,842,150	19	68	452,282	23	65.25
New York City	1,270,019	—	—		1,270,019	3	5	91,369	5	80.96
San Diego	7,956,010	171,102	—		8,127,112	17	90	320,656	14	43.42
Seattle	2,831,272	311,631	178,129		3,321,032	7	45	111,634	6	41.47
Maryland	3,513,817	537,061	47,395		4,098,273	9	51	117,969	6	35.19
Research Triangle	3,871,551	88,038	—		3,959,589	9	40	113,684	6	31.15
Texas	1,841,499	—	84,331		1,925,830	4	15	52,707	3	30.08
Canada	834,968	—	217,798		1,052,766	2	11	13,345	1	18.31
Non-cluster/other markets	382,961	—	—		382,961	1	11	16,404	1	52.69
Properties held for sale	168,414	—	—		168,414	—	2	421	—	N/A
North America	41,122,125	3,271,637	2,015,031		46,408,793	100%	414	$2,005,619	100%	$53.09
		5,286,668
(1)Annual rental revenue per RSF excludes expense recoveries received from tenants, including, for example, approximately $22 per RSF in San Diego and $35 per RSF in New York City for the twelve months ended June 30, 2023. As of June 30, 2023, approximately 93% of our leases were triple net leases.
(2)Primarily relates to our 654,953 RSF active redevelopment projects at 40, 50, and 60 Sylvan Road and 840 Winter Street. This mega campus project is expected to capture demand in our Route 128 submarket of Greater Boston.

Summary of occupancy

	Operating Properties			Operating and Redevelopment Properties
Market	6/30/23	3/31/23	6/30/22	6/30/23	3/31/23	6/30/22
Greater Boston	92.5%	92.8%	95.0%	83.2%	81.8%	84.7%
San Francisco Bay Area	95.5	95.9	95.8	91.9	92.3	92.6
New York City	88.9	89.2	97.3	88.9	89.2	92.2
San Diego	92.8	94.2	96.3	92.8	94.2	96.3
Seattle	95.1	96.0	97.2	89.5	90.4	90.4
Maryland	96.2	95.7	97.6	94.9	94.2	94.2
Research Triangle	94.3	92.7	93.5	94.3	92.7	84.5
Texas	95.1	89.8	78.4	91.0	83.7	69.9
Subtotal	93.8	93.9	95.1	89.8	89.1	89.3
Canada	87.3	86.8	76.8	69.2	68.8	76.8
Non-cluster/other markets	81.3	79.7	76.7	81.3	79.7	76.7
North America	93.6%	93.6%	94.6%	89.2%	88.5%	89.0%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	26

Property Listing
June 30, 2023
(Dollars in thousands)

Mega Campuses Encompass 75% of Our Annual Rental Revenue(1)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Greater Boston
Cambridge/Inner Suburbs
Mega Campus: Alexandria Center® at Kendall Square	2,774,700	—	78,546	2,853,246	11	$246,299	99.5%	96.7%
50(2), 60(2), 75/125(2), 100(2), and 225(2) Binney Street, 140 and 215 First Street, 150 Second Street, 300 Third Street(2), 11 Hurley Street, and 100 Edwin H. Land Boulevard
Mega Campus: Alexandria Center® at One Kendall Square	904,433	462,100	—	1,366,533	12	69,522	78.0	78.0
One Kendall Square (Buildings 100, 200, 300, 400, 500, 600/700, 1400, 1800, and 2000), 325 and 399 Binney Street, and One Hampshire Street
Mega Campus: Alexandria Technology Square®	1,185,284	—	—	1,185,284	7	115,527	98.9	98.9
100, 200, 300, 400, 500, 600, and 700 Technology Square
Mega Campus: The Arsenal on the Charles	873,038	248,018	—	1,121,056	13	50,431	96.3	96.3
311, 321, and 343 Arsenal Street, 300, 400, and 500 North Beacon Street, 1, 2, 3, and 4 Kingsbury Avenue, and 100, 200, and 400 Talcott Avenue
Mega Campus: 480 Arsenal Way and 446, 458, 500, and 550 Arsenal Street	533,327	—	—	533,327	5	26,740	98.3	98.3
99 Coolidge Avenue(2)	—	320,809	—	320,809	1	—	N/A	N/A
640 Memorial Drive	242,477	—	—	242,477	1	11,807	38.4	38.4
Cambridge/Inner Suburbs	6,513,259	1,030,927	78,546	7,622,732	50	520,326	93.6	92.5
Fenway
Mega Campus: Alexandria Center® for Life Science – Fenway	1,379,466	58,149	—	1,437,615	2	104,805	91.1	91.1
401 Park Drive and 201 Brookline Avenue(2)
Seaport Innovation District
5 and 15(2) Necco Street	95,400	345,995	—	441,395	2	2,519	—	—
Mega Campus: 380 and 420 E Street	195,506	—	—	195,506	2	4,762	100.0	100.0
Seaport Innovation District	290,906	345,995	—	636,901	4	7,281	67.2	67.2
Route 128
Mega Campus: 40, 50, and 60 Sylvan Road, 35 Gatehouse Drive, and 840 Winter Street	326,110	—	654,953	981,063	5	22,741	100.0	33.2
Mega Campus: One Moderna Way	706,988	—	—	706,988	4	29,059	100.0	100.0
19, 225, and 235 Presidential Way	585,226	—	—	585,226	3	14,150	100.0	100.0
100 Beaver Street	82,330	—	—	82,330	1	4,919	93.3	93.3
Route 128	1,700,654	—	654,953	2,355,607	13	70,869	99.7	72.0
Other	753,923	—	453,869	1,207,792	7	11,867	79.1	49.4
Greater Boston	10,638,208	1,435,071	1,187,368	13,260,647	76	$715,148	92.5%	83.2%

(1)Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.
(2)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	27

Property Listing (continued)
June 30, 2023
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

San Francisco Bay Area
Mission Bay
Mega Campus: Alexandria Center® for Science and Technology – Mission Bay(1)	2,015,067	212,796	—	2,227,863	10	$96,236	98.0%	98.0%
1455(2), 1515(2), 1655, and 1725 Third Street, 409 and 499 Illinois Street, 1450, 1500, and 1700 Owens Street, and 455 Mission Bay Boulevard South
Mission Bay	2,015,067	212,796	—	2,227,863	10	96,236	98.0	98.0
South San Francisco
Mega Campus: Alexandria Technology Center® – Gateway(1)	1,110,767	230,592	300,010	1,641,369	12	56,741	86.4	68.0
600(2), 601, 611, 630(2), 650(2), 651, 681, 685, 701, 751, 901(2), and 951(2) Gateway Boulevard
Mega Campus: 213(1), 249, 259, 269, and 279 East Grand Avenue	919,704	—	—	919,704	5	57,055	100.0	100.0
Mega Campus: 1122 and 1150 El Camino Real	445,232	—	—	445,232	2	4,011	100.0	100.0
Alexandria Center® for Life Science – South San Francisco	504,551	—	—	504,551	3	35,035	100.0	100.0
201 Haskins Way and 400 and 450 East Jamie Court
Alexandria Center® for Life Science – Millbrae(1)	—	285,346	—	285,346	1	—	N/A	N/A
230 Harriet Tubman Way
500 Forbes Boulevard(1)	155,685	—	—	155,685	1	10,680	100.0	100.0
849/863 Mitten Road/866 Malcolm Road	103,857	—	—	103,857	1	4,646	92.7	92.7
South San Francisco	3,239,796	515,938	300,010	4,055,744	25	168,168	95.1	87.0
Greater Stanford
Mega Campus: Alexandria Center® for Life Science – San Carlos	736,632	—	—	736,632	9	52,438	100.0	100.0
825, 835, 960, and 1501-1599 Industrial Road
Alexandria Stanford Life Science District	703,742	—	—	703,742	9	66,384	97.8	97.8
3160, 3165, 3170, and 3181 Porter Drive and 3301, 3303, 3305, 3307, and 3330 Hillview Avenue
3875 Fabian Way	228,000	—	—	228,000	1	9,402	100.0	100.0
3412, 3420, 3440, 3450, and 3460 Hillview Avenue	338,751	—	—	338,751	5	21,843	75.9	75.9
2100, 2200, 2300, and 2400 Geng Road	196,276	—	—	196,276	4	10,345	70.7	70.7
2475 and 2625/2627/2631 Hanover Street and 1450 Page Mill Road	194,503	—	—	194,503	3	18,439	100.0	100.0
2425 Garcia Avenue/2400/2450 Bayshore Parkway	99,208	—	—	99,208	1	4,257	100.0	100.0
3350 West Bayshore Road	61,431	—	—	61,431	1	4,770	100.0	100.0
Greater Stanford	2,558,543	—	—	2,558,543	33	187,878	94.0	94.0
San Francisco Bay Area	7,813,406	728,734	300,010	8,842,150	68	452,282	95.5	91.9

New York City
New York City
Mega Campus: Alexandria Center® for Life Science – New York City	740,972	—	—	740,972	3	67,434	95.0	95.0
430 and 450 East 29th Street
219 East 42nd Street	349,947	—	—	349,947	1	18,638	100.0	100.0
Alexandria Center® for Life Science – Long Island City	179,100	—	—	179,100	1	5,297	41.7	41.7
30-02 48th Avenue
New York City	1,270,019	—	—	1,270,019	5	$91,369	88.9%	88.9%

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.
(2)We own 100% of this property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	28

Property Listing (continued)
June 30, 2023
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

San Diego
Torrey Pines
Mega Campus: One Alexandria Square and One Alexandria North	831,869	—	—	831,869	9	$49,936	100.0%	100.0%
3115 and 3215(1) Merryfield Row, 3010, 3013, and 3033 Science Park Road, 10975 North Torrey Pines Road, 10975, 10995, and 10996 Torreyana Road, and 3545 Cray Court
ARE Torrey Ridge	297,260	—	—	297,260	3	15,558	100.0	100.0
10578, 10618, and 10628 Science Center Drive
ARE Nautilus	213,900	—	—	213,900	4	11,685	88.1	88.1
3530 and 3550 John Hopkins Court and 3535 and 3565 General Atomics Court
Torrey Pines	1,343,029	—	—	1,343,029	16	77,179	98.1	98.1
University Town Center
Mega Campus: Campus Point by Alexandria(1)	1,662,342	171,102	—	1,833,444	12	76,270	97.7	97.7
9880(2), 10010(2), 10140(2), 10210, 10260, 10290, and 10300 Campus Point Drive and 4155, 4161, 4224, 4242, and 4275(2) Campus Point Court
Mega Campus: 5200 Illumina Way(1)	792,687	—	—	792,687	6	29,978	100.0	100.0
Mega Campus: University District	415,462	—	—	415,462	7	15,367	76.1	76.1
9625 Towne Centre Drive(1), 4755, 4757, and 4767 Nexus Center Drive, 4796 Executive Drive, 8505 Costa Verde Boulevard, and 4260 Nobel Drive
University Town Center	2,870,491	171,102	—	3,041,593	25	121,615	95.2	95.2
Sorrento Mesa
Mega Campus: SD Tech by Alexandria(1)	1,059,417	—	—	1,059,417	14	42,586	91.5	91.5
9605, 9645, 9675, 9685, 9725, 9735, 9808, 9855, and 9868 Scranton Road, 5505 Morehouse Drive(2), and 10055, 10065, 10121(2), and 10151(2) Barnes Canyon Road
Mega Campus: Sequence District by Alexandria	800,151	—	—	800,151	7	23,930	89.0	89.0
6260, 6290, 6310, 6340, 6350, 6420, and 6450 Sequence Drive
Pacific Technology Park(1)	544,352	—	—	544,352	5	8,380	85.0	85.0
9389, 9393, 9401, 9455, and 9477 Waples Street
Summers Ridge Science Park(1)	316,531	—	—	316,531	4	11,521	100.0	100.0
9965, 9975, 9985, and 9995 Summers Ridge Road
Scripps Science Park by Alexandria	198,777	—	—	198,777	2	8,615	100.0	100.0
10102 Hoyt Park Drive and 10256 Meanley Drive
ARE Portola	101,857	—	—	101,857	3	3,795	100.0	100.0
6175, 6225, and 6275 Nancy Ridge Drive
5810/5820 Nancy Ridge Drive	83,354	—	—	83,354	1	3,853	100.0	100.0
9877 Waples Street	63,774	—	—	63,774	1	2,680	100.0	100.0
5871 Oberlin Drive	33,842	—	—	33,842	1	1,799	100.0	100.0
Sorrento Mesa	3,202,055	—	—	3,202,055	38	$107,159	91.9%	91.9%

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.
(2)We own 100% of this property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	29

Property Listing (continued)
June 30, 2023
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

San Diego (continued)
Sorrento Valley
3911, 3931, and 3985 Sorrento Valley Boulevard	108,812	—	—	108,812	3	$3,786	71.2%	71.2%
11025, 11035, 11045, 11055, 11065, and 11075 Roselle Street	121,880	—	—	121,880	6	3,236	70.2	70.2
Sorrento Valley	230,692	—	—	230,692	9	7,022	70.7	70.7
Other	309,743	—	—	309,743	2	7,681	74.2	74.2
San Diego	7,956,010	171,102	—	8,127,112	90	320,656	92.8	92.8

Seattle
Lake Union
Mega Campus: The Eastlake Life Science Campus by Alexandria	937,187	311,631	—	1,248,818	9	56,724	97.5	97.5
1150, 1165, 1201(1), 1208(1), 1551, and 1616 Eastlake Avenue East, 188 and 199(1) East Blaine Street, and 1600 Fairview Avenue East
Mega Campus: Alexandria Center® for Life Science – South Lake Union
400 Dexter Avenue North(1)	290,754	—	—	290,754	1	17,961	100.0	100.0
219 Terry Avenue North	30,705	—	—	30,705	1	1,959	100.0	100.0
Lake Union	1,258,646	311,631	—	1,570,277	11	76,644	98.1	98.1
SoDo
830 4th Avenue South	42,380	—	—	42,380	1	1,521	70.5	70.5
Elliott Bay
3000/3018 Western Avenue	47,746	—	—	47,746	1	3,147	100.0	100.0
410 West Harrison Street and 410 Elliott Avenue West	36,849	—	—	36,849	2	1,610	100.0	100.0
Elliott Bay	84,595	—	—	84,595	3	4,757	100.0	100.0
Bothell
Mega Campus: Alexandria Center® for Advanced Technologies – Canyon Park	1,060,720	—	—	1,060,720	22	22,499	93.4	93.4
22121 and 22125 17th Avenue Southeast, 22021, 22025, 22026, 22030, 22118, and 22122 20th Avenue Southeast, 22333, 22422, 22515, 22522, 22722, and 22745 29th Drive Southeast, 21540, 22213, and 22309 30th Drive Southeast, and 1629, 1631, 1725, 1916, and 1930 220th Street Southeast
Alexandria Center® for Advanced Technologies – Monte Villa Parkway	282,494	—	178,129	460,623	6	5,282	96.2	59.0
3301, 3303, 3305, 3307, 3555, and 3755 Monte Villa Parkway
Bothell	1,343,214	—	178,129	1,521,343	28	27,781	94.0	83.0
Other	102,437	—	—	102,437	2	931	78.4	78.4
Seattle	2,831,272	311,631	178,129	3,321,032	45	$111,634	95.1%	89.5%

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	30

Property Listing (continued)
June 30, 2023
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Maryland
Rockville
Mega Campus: Alexandria Center® for Life Science – Shady Grove	1,104,029	537,061	47,395	1,688,485	20	$48,503	99.0%	94.9%
9601, 9603, 9605, 9704, 9708, 9712, 9714, 9800, 9804, 9808, 9900, and 9950 Medical Center Drive, 14920 and 15010 Broschart Road, 9920 Belward Campus Drive, and 9810 and 9820 Darnestown Road
1330 Piccard Drive	131,511	—	—	131,511	1	4,189	100.0	100.0
1405 and 1450(1) Research Boulevard	114,849	—	—	114,849	2	2,752	66.0	66.0
1500 and 1550 East Gude Drive	91,359	—	—	91,359	2	1,844	100.0	100.0
5 Research Place	63,852	—	—	63,852	1	3,037	100.0	100.0
5 Research Court	51,520	—	—	51,520	1	1,788	100.0	100.0
12301 Parklawn Drive	49,185	—	—	49,185	1	1,598	100.0	100.0
Rockville	1,606,305	537,061	47,395	2,190,761	28	63,711	96.9	94.1
Gaithersburg
Alexandria Technology Center® – Gaithersburg I	619,241	—	—	619,241	9	17,766	100.0	100.0
9, 25, 35, 45, 50, and 55 West Watkins Mill Road and 910, 930, and 940 Clopper Road
Alexandria Technology Center® – Gaithersburg II	490,668	—	—	490,668	7	18,265	97.8	97.8
700, 704, and 708 Quince Orchard Road and 19, 20, 21, and 22 Firstfield Road
20400 Century Boulevard	81,006	—	—	81,006	1	3,298	100.0	100.0
401 Professional Drive	63,154	—	—	63,154	1	2,588	100.0	100.0
950 Wind River Lane	50,000	—	—	50,000	1	1,234	100.0	100.0
620 Professional Drive	27,950	—	—	27,950	1	1,207	100.0	100.0
Gaithersburg	1,332,019	—	—	1,332,019	20	44,358	99.2	99.2
Beltsville
8000/9000/10000 Virginia Manor Road	191,884	—	—	191,884	1	3,064	100.0	100.0
101 West Dickman Street(1)	135,423	—	—	135,423	1	709	46.8	46.8
Beltsville	327,307	—	—	327,307	2	3,773	78.0	78.0
Northern Virginia
14225 Newbrook Drive	248,186	—	—	248,186	1	6,127	100.0	100.0
Maryland	3,513,817	537,061	47,395	4,098,273	51	$117,969	96.2%	94.9%

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	31

Property Listing (continued)
June 30, 2023
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Research Triangle
Research Triangle
Mega Campus: Alexandria Center® for Life Science – Durham	2,155,252	—	—	2,155,252	15	$51,737	97.5%	97.5%
6, 8, 10, 12, 14, 40, 42, and 65 Moore Drive, 21, 25, 27, 29, and 31 Alexandria Way, 2400 Ellis Road, and 14 TW Alexander Drive
Mega Campus: Alexandria Center® for Advanced Technologies – Research Triangle	349,530	—	—	349,530	4	15,849	94.7	94.7
6, 8, 10, and 12 Davis Drive
Alexandria Center® for AgTech	342,881	—	—	342,881	2	15,744	95.0	95.0
5 and 9 Laboratory Drive
104, 108, 110, 112, and 114 TW Alexander Drive	227,843	—	—	227,843	5	7,962	94.3	94.3
Alexandria Technology Center® – Alston	186,971	—	—	186,971	3	4,045	82.0	82.0
100, 800, and 801 Capitola Drive
6040 George Watts Hill Drive	61,547	88,038	—	149,585	2	2,148	100.0	100.0
Alexandria Innovation Center® – Research Triangle	136,729	—	—	136,729	3	4,092	97.2	97.2
7010, 7020, and 7030 Kit Creek Road
7 Triangle Drive	104,531	—	—	104,531	1	4,422	100.0	100.0
2525 East NC Highway 54	82,996	—	—	82,996	1	3,651	100.0	100.0
407 Davis Drive	81,956	—	—	81,956	1	—	—	—
601 Keystone Park Drive	77,595	—	—	77,595	1	2,128	100.0	100.0
5 Triangle Drive	32,120	—	—	32,120	1	1,147	100.0	100.0
6101 Quadrangle Drive	31,600	—	—	31,600	1	759	100.0	100.0
Research Triangle	3,871,551	88,038	—	3,959,589	40	113,684	94.3	94.3

Texas
Austin
Mega Campus: Intersection Campus	1,525,359	—	—	1,525,359	12	43,031	98.8	98.8
1001 Trinity Street and 1020 Red River Street	198,972	—	—	198,972	2	6,746	100.0	100.0
Austin	1,724,331	—	—	1,724,331	14	49,777	98.9	98.9
Greater Houston
8800 Technology Forest Place	117,168	—	84,331	201,499	1	2,930	39.6	23.0
Texas	1,841,499	—	84,331	1,925,830	15	52,707	95.1	91.0

Canada	834,968	—	217,798	1,052,766	11	13,345	87.3	69.2

Non-cluster/other markets	382,961	—	—	382,961	11	16,404	81.3	81.3

North America, excluding properties held for sale	40,953,711	3,271,637	2,015,031	46,240,379	412	2,005,198	93.6%	89.2%

Properties held for sale	168,414	—	—	168,414	2	421	8.4%	8.4%

Total – North America	41,122,125	3,271,637	2,015,031	46,408,793	414	$2,005,619

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	32

Investments in Real Estate
June 30, 2023

Refer to “Net operating income” in the “Definitions and reconciliations” of this Supplemental Information for additional details and its reconciliation from the most directly comparable financial measures presented in accordance with GAAP.
(1)Our share of annual incremental net operating income primarily commencing from 3Q23 through 4Q24 and from 3Q23 through 2Q26 is $237 million and $516 million, respectively.
(2)As of June 30, 2023. Represents projects under construction aggregating 5.3 million RSF and four near-term projects aggregating 1.4 million RSF expected to commence construction during the next three quarters after June 30, 2023.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	33

Investments in Real Estate
June 30, 2023
(Dollars in thousands)

Investments in real estate

		Development and Redevelopment
		Active and Near-Term Construction		Future Opportunities Subject to Market Conditions and Leasing
	Operating	Under Construction 70% Leased/Negotiating	Committed Near Term 71% Leased(1)	Near Term	Intermediate Term	Future	Subtotal	Total
Square footage
Operating	41,122,125	—	—	—	—	—	—	41,122,125
New Class A/A+ development and redevelopment properties	—	5,286,668	1,427,190	3,064,003	6,038,906	22,254,262	38,071,029	38,071,029
Value-creation square feet currently included in rental properties(2)	—	—	—	(577,542)	(539,276)	(3,222,186)	(4,339,004)	(4,339,004)
Total square footage	41,122,125	5,286,668	1,427,190	2,486,461	5,499,630	19,032,076	33,732,025	74,854,150

Investments in real estate
Gross book value as of June 30, 2023(3)	$26,600,472	$4,184,334	$565,424	$684,990	$1,351,244	$2,434,255	$9,220,247	$35,820,719

(1)Represents near-term projects expected to commence construction during the next three quarters after June 30, 2023.
(2)Refer to “Investments in real estate” in the “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(3)Balances exclude accumulated depreciation and our share of the cost basis associated with our properties held by our unconsolidated real estate joint ventures, which is classified as investments in unconsolidated real estate joint ventures in our consolidated balance sheets. Refer to “Investments in real estate” in the “Definitions and reconciliations” of this Supplemental Information for reconciliation detail of investments in real estate.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	34

New Class A/A+ Development and Redevelopment Properties: Recent Deliveries
June 30, 2023

201 Brookline Avenue	140 First Street	Alexandria Center® for Advanced Technologies – Monte Villa Parkway(1)
Greater Boston/Fenway	Greater Boston/Cambridge	Seattle/Bothell
451,967 RSF	325,346 RSF	35,847 RSF
100% Occupancy	100% Occupancy	100% Occupancy

9601 and 9603 Medical Center Drive(2)	20400 Century Boulevard	2400 Ellis Road, 40 Moore Drive, and 14 TW Alexander Drive(3)	8800 Technology Forest Place
Maryland/Rockville	Maryland/Gaithersburg	Research Triangle/Research Triangle	Texas/Greater Houston
48,516 RSF	81,006 RSF	603,316 RSF	46,434 RSF
100% Occupancy	100% Occupancy	100% Occupancy	100% Occupancy

(1)Image represents 3755 Monte Villa Parkway.
(2)Image represents 9601 Medical Center Drive.
(3)Image represents 2400 Ellis Road on our Alexandria Center® for Life Science – Durham mega campus.

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New Class A/A+ Development and Redevelopment Properties: Recent Deliveries (continued)

June 30, 2023
(Dollars in thousands)

Deliveries in 1H23 commenced $81 million in annual incremental net operating income

Property/Market/Submarket		Our Ownership Interest	RSF Placed in Service				Occupancy Percentage(2)	Total Project		Unlevered Yields
	2Q23 Delivery Date(1)		Prior to 1/1/23	1Q23	2Q23	Total				Initial Stabilized	Initial Stabilized (Cash Basis)
								RSF	Investment
Development projects
201 Brookline Avenue/Greater Boston/Fenway	5/1/23	98.8%	340,073	107,174	4,720	451,967	100%	510,116	$775,000	7.2%	6.5%

Redevelopment projects
140 First Street/Greater Boston/Cambridge	5/14/23	100%	—	—	325,346	325,346	100%	408,259	1,242,000	5.5	4.6
Alexandria Center® for Advanced Technologies – Monte Villa Parkway/Seattle/Bothell	N/A	100%	—	35,847	—	35,847	100%	460,623	229,000	6.3	6.2
9601 and 9603 Medical Center Drive/Maryland/Rockville	N/A	100%	34,589	13,927	—	48,516	100%	95,911	67,000	7.4	6.5
20400 Century Boulevard/Maryland/Gaithersburg	5/31/23	100%	50,738	19,692	10,576	81,006	100%	81,006	35,000	9.5	9.3
2400 Ellis Road, 40 Moore Drive, and 14 TW Alexander Drive/Research Triangle/Research Triangle	N/A	100%	326,445	276,871	—	603,316	100%	603,316	241,000	8.1	6.8
8800 Technology Forest Place/Texas/Greater Houston	6/15/23	100%	—	—	46,434	46,434	100%	130,765	112,000	6.3	6.0
Weighted average/total	5/16/23		751,845	453,511	387,076	1,592,432		2,289,996	$2,701,000	6.4%	5.6%

Refer to “New Class A/A+ development and redevelopment properties: current projects” of this Supplemental Information for details on the RSF in service and under construction, if applicable.

(1)Represents the average delivery date for deliveries that occurred during the current quarter, weighted by annual rental revenue.
(2)Relates to total operating RSF placed in service as of the most recent delivery.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	36

New Class A/A+ Development and Redevelopment Properties: Current Projects
June 30, 2023

325 Binney Street	140 First Street	99 Coolidge Avenue	500 North Beacon Street and 4 Kingsbury Avenue(1)	201 Brookline Avenue
Greater Boston/Cambridge	Greater Boston/Cambridge	Greater Boston/ Cambridge/Inner Suburbs	Greater Boston/ Cambridge/Inner Suburbs	Greater Boston/Fenway
462,100 RSF	78,546 RSF	320,809 RSF	248,018 RSF	58,149 RSF
100% Leased	100% Leased	36% Leased/Negotiating	85% Leased/Negotiating	98% Leased/Negotiating

15 Necco Street	40, 50, and 60 Sylvan Road(2)	1450 Owens Street(3)	651 Gateway Boulevard	230 Harriet Tubman Way
Greater Boston/ Seaport Innovation District	Greater Boston/Route 128	San Francisco Bay Area/ Mission Bay	San Francisco Bay Area/ South San Francisco	San Francisco Bay Area/ South San Francisco
345,995 RSF	515,273 RSF	212,796 RSF	300,010 RSF	285,346 RSF
97% Leased/Negotiating	—% Leased/Negotiating	—% Leased/Negotiating	22% Leased/Negotiating	100% Leased

(1)Image represents 500 North Beacon Street on our Arsenal on the Charles mega campus.
(2)Image represents 50 Sylvan Road. This mega campus project is expected to capture demand in our Route 128 submarket. We are currently marketing the space for lease and are in preliminary discussions with multiple life science companies for a portion of the project.
(3)Image represents a single- or multi-tenant project expanding our existing mega campus, which will be 100% funded by our joint venture partner. We are currently marketing the space for lease and have initial interest from publicly traded biotechnology and institutional tenants.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	37

New Class A/A+ Development and Redevelopment Properties: Current Projects (continued)
June 30, 2023

751 Gateway Boulevard	4155 Campus Point Court	1150 Eastlake Avenue East	Alexandria Center® for Advanced Technologies – Monte Villa Parkway(1)
San Francisco Bay Area/ South San Francisco	San Diego/ University Town Center	Seattle/Lake Union	Seattle/Bothell
230,592 RSF	171,102 RSF	311,631 RSF	178,129 RSF
100% Leased	100% Leased	99% Leased/Negotiating	82% Leased/Negotiating

9810 and 9820 Darnestown Road	9601 and 9603 Medical Center Drive(2)	9808 Medical Center Drive	6040 George Watts Hill Drive, Phase II	8800 Technology Forest Place
Maryland/Rockville	Maryland/Rockville	Maryland/Rockville	Research Triangle/Research Triangle	Texas/Greater Houston
442,000 RSF	47,395 RSF	95,061 RSF	88,038 RSF	84,331 RSF
100% Leased	100% Leased	55% Leased/Negotiating	100% Leased	36% Leased/Negotiating

(1)Image represents 3755 Monte Villa Parkway.
(2)Image represents 9601 Medical Center Drive.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	38

New Class A/A+ Development and Redevelopment Properties: Current Projects (continued)
June 30, 2023

Property/Market/Submarket		Square Footage			Percentage			Occupancy(1)
	Dev/Redev	In Service	CIP	Total	Leased	Leased/Negotiating		Initial	Stabilized
Under construction
2023 stabilization
325 Binney Street/Greater Boston/Cambridge(2)	Dev	—	462,100	462,100	100%	100%		2023	2023
140 First Street/Greater Boston/Cambridge	Redev	329,713	78,546	408,259	100	100		2Q23	2023
201 Brookline Avenue/Greater Boston/Fenway	Dev	451,967	58,149	510,116	98	98		3Q22	2023
15 Necco Street/Greater Boston/Seaport Innovation District	Dev	—	345,995	345,995	97	97		2023	2023
751 Gateway Boulevard/San Francisco Bay Area/South San Francisco	Dev	—	230,592	230,592	100	100		2023	2023
		781,680	1,175,382	1,957,062	99	99
2024 stabilization
840 Winter Street/Greater Boston/Route 128	Redev	28,534	139,680	168,214	100	100		2024	2024
230 Harriet Tubman Way/San Francisco Bay Area/South San Francisco	Dev	—	285,346	285,346	100	100		2024	2024
4155 Campus Point Court/San Diego/University Town Center	Dev	—	171,102	171,102	100	100		2024	2024
1150 Eastlake Avenue East/Seattle/Lake Union	Dev	—	311,631	311,631	99	99		2023	2024
Alexandria Center® for Advanced Technologies – Monte Villa Parkway/Seattle/Bothell	Redev	282,494	178,129	460,623	82	82		1Q23	2024
9820 Darnestown Road/Maryland/Rockville	Dev	—	250,000	250,000	100	100		2024	2024
9810 Darnestown Road/Maryland/Rockville	Dev	—	192,000	192,000	100	100		2024	2024
9601 and 9603 Medical Center Drive/Maryland/Rockville	Redev	48,516	47,395	95,911	100	100		4Q21	2024
9808 Medical Center Drive/Maryland/Rockville	Dev	—	95,061	95,061	37	55		2023	2024
6040 George Watts Hill Drive, Phase II/Research Triangle/Research Triangle	Dev	—	88,038	88,038	100	100		2024	2024
8800 Technology Forest Place/Texas/Greater Houston	Redev	46,434	84,331	130,765	36	36		2Q23	2024
		405,978	1,842,713	2,248,691	90	91
		1,187,658	3,018,095	4,205,753	94	94
2025 and beyond stabilization
99 Coolidge Avenue/Greater Boston/Cambridge/Inner Suburbs	Dev	—	320,809	320,809	36	36		2024	2025
500 North Beacon Street and 4 Kingsbury Avenue/Greater Boston/ Cambridge/Inner Suburbs	Dev	—	248,018	248,018	85	85		2024	2025
40, 50, and 60 Sylvan Road/Greater Boston/Route 128	Redev	—	515,273	515,273	—	—	(3)	2024	2026
Other/Greater Boston	Redev	—	453,869	453,869	—	—		2024	2025
1450 Owens Street/San Francisco Bay Area/Mission Bay	Dev	—	212,796	212,796	—	—	(4)	2024	2025
651 Gateway Boulevard/San Francisco Bay Area/South San Francisco	Redev	—	300,010	300,010	15	22		2023	2025
Canada	Redev	32,992	217,798	250,790	73	73		2023	2025
		32,992	2,268,573	2,301,565	24	25	(5)

		1,220,650	5,286,668	6,507,318	69%	70%
(1)Initial occupancy dates are subject to leasing and/or market conditions. Stabilized occupancy may vary depending on single tenancy versus multi-tenancy. Multi-tenant projects may increase in occupancy over a period of time.
(2)We expect to deliver this development project in late 2023.
(3)This mega campus project is expected to capture demand in our Route 128 submarket. We are currently marketing the space for lease and are in preliminary discussions with multiple life science companies for a portion of the project.
(4)Represents a single- or multi-tenant project expanding our existing mega campus, which will be 100% funded by our joint venture partner. We are currently marketing the space for lease and have initial interest from publicly traded biotechnology and institutional tenants.
(5)These projects are focused on demand from our existing tenants in our adjacent properties/campuses and will also address demand from other non-Alexandria properties/campuses.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	39

New Class A/A+ Development and Redevelopment Properties: Current Projects (continued)
June 30, 2023

Property/Market/Submarket		Square Footage			Percentage
	Dev/Redev	In Service	CIP	Total	Leased		Leased/Negotiating
Near-term projects expected to commence construction in the next three quarters
2025 and beyond stabilization
401 and 421 Park Drive/Greater Boston/Fenway(1)	Redev/Dev	111,294	392,011	503,305	10%		10%
11255 and 11355 North Torrey Pines Road/San Diego/Torrey Pines	Dev	—	309,094	309,094	100		100
10931 and 10933 North Torrey Pines Road/San Diego/Torrey Pines	Dev	—	299,158	299,158	100		100
4135 Campus Point Court/San Diego/University Town Center	Dev	—	426,927	426,927	100		100
		111,294	1,427,190	1,538,484	71		71
Total		1,331,944	6,713,858	8,045,802	70%	(2)	70%

(1)Excludes the estimated square footage associated with the 268,023 RSF expected to be sold at 421 Park Drive. Refer to “Disposition and sales of partial interests” in the Earnings Press Release for additional details.
(2)Decline from 72% as of March 31, 2023 results from the inclusion of our near-term projects at 401 and 421 Park Drive in our Greater Boston market. Excluding this addition, our total current and near-term projects expected to commence construction in the next three quarters are 74% leased as of July 24, 2023.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	40

New Class A/A+ Development and Redevelopment Properties: Current Projects (continued)

June 30, 2023
(Dollars in thousands)

	Our Ownership Interest	At 100%						Unlevered Yields
Property/Market/Submarket		In Service	CIP	Cost to Complete		Total at Completion		Initial Stabilized	Initial Stabilized (Cash Basis)

Under construction
2023 stabilization
325 Binney Street/Greater Boston/Cambridge	100%	$—	$639,273	$251,727		$891,000		8.5%	7.2%
140 First Street/Greater Boston/Cambridge	100%	964,842	238,505	38,653		1,242,000		5.5%	4.6%
201 Brookline Avenue/Greater Boston/Fenway	98.8%	658,745	72,538	43,717		775,000		7.2%	6.5%
15 Necco Street/Greater Boston/Seaport Innovation District	67.3%	—	427,610	139,390		567,000		6.7%	5.5%
751 Gateway Boulevard/San Francisco Bay Area/South San Francisco	51.0%	—	202,846	43,154		246,000		6.9%	7.5%
		1,623,587	1,580,772
2024 stabilization
840 Winter Street/Greater Boston/Route 128	100%	13,648	119,940	74,412		208,000		7.5%	6.5%
230 Harriet Tubman Way/San Francisco Bay Area/South San Francisco	46.2%	—	155,873	257,127		413,000		7.4%	6.2%
4155 Campus Point Court/San Diego/University Town Center	55.0%	—	62,608	110,392		173,000		7.4%	6.5%
1150 Eastlake Avenue East/Seattle/Lake Union	100%	—	326,394	78,606		405,000		6.4%	6.2%
Alexandria Center® for Advanced Technologies – Monte Villa Parkway/Seattle/Bothell	100%	74,698	92,501	61,801		229,000		6.3%	6.2%
9820 Darnestown Road/Maryland/Rockville	100%	—	84,001	92,999		177,000		6.3%	5.6%
9810 Darnestown Road/Maryland/Rockville	100%	—	100,598	32,402		133,000		6.9%	6.2%
9601 and 9603 Medical Center Drive/Maryland/Rockville	100%	31,290	19,214	16,496		67,000		7.4%	6.5%
9808 Medical Center Drive/Maryland/Rockville	100%	—	77,404	TBD
6040 George Watts Hill Drive, Phase II/Research Triangle/Research Triangle	100%	—	51,125	12,875		64,000		8.0%	7.0%
8800 Technology Forest Place/Texas/Greater Houston	100%	33,897	56,096	22,007		112,000		6.3%	6.0%
		153,533	1,145,754
2025 and beyond stabilization(1)
99 Coolidge Avenue/Greater Boston/Cambridge/Inner Suburbs	75.0%	—	233,411	TBD
500 North Beacon Street and 4 Kingsbury Avenue/Greater Boston/ Cambridge/Inner Suburbs	100%	—	247,720	179,280		427,000		6.2%	5.5%
40, 50, and 60 Sylvan Road/Greater Boston/Route 128	100%	—	369,777	TBD
Other/Greater Boston	100%	—	135,637
1450 Owens Street/San Francisco Bay Area/Mission Bay	46.4%	—	179,884
651 Gateway Boulevard/San Francisco Bay Area/South San Francisco	50.0%	—	245,559
Canada	100%	4,517	45,820	53,663		104,000		7.0%	7.0%
		4,517	1,457,808

		$1,781,637	$4,184,334	$2,700,000	(2)	$8,670,000	(2)
(1)We expect to provide total estimated costs and related yields for each project with estimated stabilization in 2025 and beyond over the next several quarters.
(2)Amounts are rounded to the nearest $10 million and include preliminary estimated amounts for projects listed as TBD.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	41

New Class A/A+ Development and Redevelopment Properties: Current Projects (continued)

June 30, 2023
(Dollars in thousands)

	Our Ownership Interest	At 100%
Property/Market/Submarket		In Service	CIP		Cost to Complete		Total at Completion

Near-term projects expected to commence construction in the next three quarters
2025 and beyond stabilization					TBD
401 and 421 Park Drive/Greater Boston/Fenway(1)	100%	$115,378	$213,309
11255 and 11355 North Torrey Pines Road/San Diego/Torrey Pines	100%	—	139,472
10931 and 10933 North Torrey Pines Road/San Diego/Torrey Pines	100%	—	120,308
4135 Campus Point Court/San Diego/University Town Center	55.0%	—	92,335

		115,378	565,424		1,680,000	(2)	2,360,000	(2)
Total		$1,897,015	$4,749,758		$4,380,000	(2)	$11,030,000	(2)

Our share of investment(3)			$4,080,000	(2)	$3,750,000	(2)	$9,720,000	(2)

(1)Excludes the estimated book value associated with the 268,023 RSF expected to be sold at 421 Park Drive. Refer to “Disposition and sales of partial interests” in the Earnings Press Release for additional details.
(2)Amounts are rounded to the nearest $10 million and include preliminary estimated amounts for projects listed as TBD.
(3)Represents our share of investment based on our ownership percentages at the completion of development or redevelopment projects.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	42

New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline
June 30, 2023
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Active and Near-Term Construction		Future Opportunities Subject to Market Conditions and Leasing
			Under Construction	Committed Near Term	Near Term	Intermediate Term	Future	Total(1)

Greater Boston
Mega Campus: Alexandria Center® at One Kendall Square/Cambridge	100%	$639,273	462,100	—	—	—	—	462,100
325 Binney Street
99 Coolidge Avenue/Cambridge/Inner Suburbs	75.0%	233,411	320,809	—	—	—	—	320,809
Mega Campus: The Arsenal on the Charles/Cambridge/Inner Suburbs	100%	258,790	248,018	—	308,446	—	34,157	590,621
311 Arsenal Street, 500 North Beacon Street, and 4 Kingsbury Avenue
Mega Campus: Alexandria Center® at Kendall Square/Cambridge	100%	340,833	78,546	—	—	174,500	41,955	295,001
140 First Street and 100 Edwin H. Land Boulevard
Mega Campus: Alexandria Center® for Life Science – Fenway/Fenway	(2)	285,847	58,149	392,011	111,294	—	—	561,454
201 Brookline Avenue and 401 and 421 Park Drive
15 Necco Street/Seaport Innovation District	67.3%	427,610	345,995	—	—	—	—	345,995
Mega Campus: 40, 50, and 60 Sylvan Road, 35 Gatehouse Drive, and 840 Winter Street/Route 128	100%	548,440	654,953	—	—	—	515,000	1,169,953
Mega Campus: 480 Arsenal Way and 446, 458, 500, and 550 Arsenal Street/Cambridge/Inner Suburbs	100%	80,501	—	—	—	—	902,000	902,000
446, 458, 500, and 550 Arsenal Street
Mega Campus: Alexandria Technology Square®/Cambridge	100%	7,881	—	—	—	—	100,000	100,000
Mega Campus: 380 and 420 E Street/Seaport Innovation District	100%	128,273	—	—	—	—	1,000,000	1,000,000
99 A Street/Seaport Innovation District	100%	51,130	—	—	—	—	235,000	235,000
10 Necco Street/Seaport Innovation District	100%	100,736	—	—	—	—	175,000	175,000
Mega Campus: One Moderna Way/Route 128	100%	25,470	—	—	—	—	1,100,000	1,100,000
215 Presidential Way/Route 128	100%	6,808	—	—	—	—	112,000	112,000
Other value-creation projects	(3)	282,673	453,869	—	190,992	—	1,132,549	1,777,410
		$3,417,676	2,622,439	392,011	610,732	174,500	5,347,661	9,147,343

Refer to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes RSF of buildings currently in operation at properties that also have inherent future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property. Refer to “Investments in real estate” in the “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(2)We have a 98.8% interest in 201 Brookline Avenue aggregating 58,149 RSF, which is currently under construction, and a 100% interest in the near-term development projects at 401 and 421 Park Drive aggregating 503,305 RSF. Refer to “Dispositions and sales of partial interests” in our Earnings Press Release for additional details on our sale of 268,023 RSF at 421 Park Drive.
(3)Includes a property in which we own a partial interest through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	43

New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline (continued)
June 30, 2023
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Active and Near-Term Construction		Future Opportunities Subject to Market Conditions and Leasing
			Under Construction	Committed Near Term	Near Term	Intermediate Term		Future	Total(1)
San Francisco Bay Area
Mega Campus: Alexandria Center® for Science and Technology – Mission Bay/Mission Bay	46.4%	$179,884	212,796	—	—	—		—	212,796
1450 Owens Street
Mega Campus: Alexandria Technology Center® – Gateway/ South San Francisco	(2)	473,752	530,602	—	—	—		291,000	821,602
651 and 751 Gateway Boulevard
Alexandria Center® for Life Science – Millbrae/South San Francisco	46.2%	311,714	285,346	—	198,188	150,213		—	633,747
230 Harriet Tubman Way, 201 and 231 Adrian Road, and 6 and 30 Rollins Road
Mega Campus: 211(3), 213(3), 249, 259, 269, and 279 East Grand Avenue/South San Francisco	100%	6,655	—	—	107,250	—		90,000	197,250
211 and 269 East Grand Avenue
Mega Campus: Alexandria Center® for Life Science – San Carlos/Greater Stanford	100%	410,628	—	—	105,000	700,000		692,830	1,497,830
960 Industrial Road, 987 and 1075 Commercial Street, and 888 Bransten Road
901 California Avenue/Greater Stanford	100%	14,187	—	—	56,924	—		—	56,924
3825 and 3875 Fabian Way/Greater Stanford	100%	141,816	—	—	—	250,000		228,000	478,000
Mega Campus: 88 Bluxome Street/SoMa	100%	367,628	—	—	—	1,070,925		—	1,070,925
Mega Campus: 1122, 1150, and 1178 El Camino Real/South San Francisco	100%	366,010	—	—	—	—		1,930,000	1,930,000
Other value-creation projects	100%	—	—	—	—	—		25,000	25,000
		2,272,274	1,028,744	—	467,362	2,171,138		3,256,830	6,924,074
New York City
Mega Campus: Alexandria Center® for Life Science – New York City/New York City	100%	142,487	—	—	—	550,000	(4)	—	550,000
219 East 42nd Street/New York City	100%	—	—	—	—	579,947		—	579,947
		$142,487	—	—	—	1,129,947		—	1,129,947

Refer to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes RSF of buildings currently in operation at properties that also have inherent future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property. Refer to “Investments in real estate” in the “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(2)We have a 50.0% ownership interest in 651 Gateway Boulevard aggregating 300,010 RSF and a 51.0% ownership interest in 751 Gateway Boulevard aggregating 230,592 RSF.
(3)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.
(4)Pursuant to an option agreement, we are currently negotiating a long-term ground lease with the City of New York for the future site of a new building of approximately 550,000 SF.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2023	44

New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline (continued)
June 30, 2023
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Active and Near-Term Construction		Future Opportunities Subject to Market Conditions and Leasing
			Under Construction	Committed Near Term	Near Term	Intermediate Term	Future	Total(1)
San Diego
Mega Campus: Campus Point by Alexandria/University Town Center	55.0%	$328,550	171,102	426,927	—	—	1,074,445	1,672,474
10010(2), 10140(2), and 10260 Campus Point Drive and 4110, 4135, 4155, 4161, and 4275(2) Campus Point Court
Mega Campus: One Alexandria Square and One Alexandria North/Torrey Pines	100%	313,323	—	608,252	—	125,280	—	733,532
10931, 10933, 11255, and 11355 North Torrey Pines Road and 10975 and 10995 Torreyana Road
Mega Campus: SD Tech by Alexandria/Sorrento Mesa	50.0%	177,310	—	—	254,771	160,000	333,845	748,616
9805 Scranton Road and 10065 and 10075 Barnes Canyon Road
Mega Campus: Sequence District by Alexandria/Sorrento Mesa	100%	44,362	—	—	200,000	509,000	1,089,915	1,798,915
6260, 6290, 6310, 6340, 6350, and 6450 Sequence Drive
Scripps Science Park by Alexandria/Sorrento Mesa	100%	90,165	—	—	105,000	175,041	318,308	598,349
10048, 10219, 10256, and 10260 Meanley Drive, and 10277 Scripps Ranch Boulevard
Mega Campus: University District/University Town Center	100%	153,026	—	—	—	937,000	100,000	1,037,000
9363, 9373, 9393, and 9625(3) Towne Centre Drive, 8410-8750 Genesee Avenue, and 4282 Esplanade Court
Pacific Technology Park/Sorrento Mesa	50.0%	22,846	—	—	—	149,000	—	149,000
9444 Waples Street
Mega Campus: 5200 Illumina Way/University Town Center	51.0%	17,264	—	—	—	—	451,832	451,832
4025, 4031, 4045, and 4075 Sorrento Valley Boulevard/Sorrento Valley	100%	37,440	—	—	—	—	247,000	247,000
Other value-creation projects	100%	70,650	—	—	—	—	475,000	475,000
		$1,254,936	171,102	1,035,179	559,771	2,055,321	4,090,345	7,911,718

Refer to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes RSF of buildings currently in operation at properties that also have inherent future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property. Refer to “Investments in real estate” in the “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(2)We have a 100% interest in this property.
(3)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” of this Supplemental Information for additional details.

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New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline (continued)
June 30, 2023
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Active and Near-Term Construction		Future Opportunities Subject to Market Conditions and Leasing
			Under Construction	Committed Near Term	Near Term	Intermediate Term	Future	Total(1)
Seattle
Mega Campus: The Eastlake Life Science Campus by Alexandria/Lake Union	100%	$326,394	311,631	—	—	—	—	311,631
1150 Eastlake Avenue East
Alexandria Center® for Advanced Technologies – Monte Villa Parkway/Bothell	100%	92,501	178,129	—	50,552	—	—	228,681
3301, 3555, and 3755 Monte Villa Parkway
Mega Campus: Alexandria Center® for Life Science – South Lake Union/Lake Union	(2)	411,958	—	—	1,095,586	—	188,400	1,283,986
601 and 701 Dexter Avenue North and 800 Mercer Street
830 and 1010 4th Avenue South/SoDo	100%	56,062	—	—	—	—	597,313	597,313
Mega Campus: Alexandria Center® for Advanced Technologies – Canyon Park/Bothell	100%	15,159	—	—	—	—	230,000	230,000
21660 20th Avenue Southeast
Other value-creation projects	100%	92,906	—	—	—	—	691,000	691,000
		994,980	489,760	—	1,146,138	—	1,706,713	3,342,611
Maryland
Mega Campus: Alexandria Center® for Life Science – Shady Grove/Rockville	100%	300,659	584,456	—	—	258,000	38,000	880,456
9603 and 9808 Medical Center Drive and 9810, 9820, and 9830 Darnestown Road
		$300,659	584,456	—	—	258,000	38,000	880,456

Refer to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes RSF of buildings currently in operation at properties that also have inherent future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property. Refer to “Investments in real estate” in the “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(2)We have a 100% interest in 601 and 701 Dexter Avenue North aggregating 414,986 SF and a 60% interest in the near-term development project at 800 Mercer Street aggregating 869,000 SF.

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New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline (continued)
June 30, 2023
(Dollars in thousands)

Market Property/Submarket	Our Ownership Interest	Book Value		Square Footage
				Development and Redevelopment
				Active and Near-Term Construction		Future Opportunities Subject to Market Conditions and Leasing
				Under Construction	Committed Near Term	Near Term	Intermediate Term	Future	Total(1)
Research Triangle
6040 George Watts Hill Drive, Phase II/Research Triangle	100%	$51,125		88,038	—	—	—	—	88,038
Mega Campus: Alexandria Center® for Advanced Technologies – Research Triangle/Research Triangle	100%	94,015		—	—	180,000	—	990,000	1,170,000
4 and 12 Davis Drive
Mega Campus: Alexandria Center® for NextGen Medicines/ Research Triangle	100%	102,395		—	—	100,000	100,000	855,000	1,055,000
3029 East Cornwallis Road
Mega Campus: Alexandria Center® for Life Science – Durham/Research Triangle	100%	171,567		—	—	—	150,000	2,060,000	2,210,000
41 Moore Drive
120 TW Alexander Drive, 2752 East NC Highway 54, and 10 South Triangle Drive/Research Triangle	100%	52,083		—	—	—	—	750,000	750,000
Other value-creation projects	100%	4,185		—	—	—	—	76,262	76,262
		475,370		88,038	—	280,000	250,000	4,731,262	5,349,300
Texas
8800 Technology Forest Place/Greater Houston	100%	73,631		84,331	—	—	—	116,287	200,618
1020 Red River Street/Austin	100%	9,327		—	—	—	—	177,072	177,072
Other value-creation projects	100%	131,366		—	—	—	—	1,694,000	1,694,000
		214,324		84,331	—	—	—	1,987,359	2,071,690

Canada	100%	45,820		217,798	—	—	—	371,743	589,541
Other value-creation projects	100%	101,721		—	—	—	—	724,349	724,349
Total pipeline as of June 30, 2023		$9,220,247	(2)	5,286,668	1,427,190	3,064,003	6,038,906	22,254,262	38,071,029

Refer to “Mega campus” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

(1)Total square footage includes 4,339,004 RSF of buildings currently in operation that we intend to demolish or redevelop and commence future construction. Refer to “Investments in real estate” in the “Definitions and reconciliations” of this Supplemental Information for additional details on value-creation square feet currently included in rental properties.
(2)Total book value includes $4.2 billion of projects currently under construction that are 70% leased/negotiating. We also expect to commence construction on four near-term projects aggregating $565.4 million, which are 71% leased, in the next three quarters after June 30, 2023.

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Construction Spending and Capitalization of Interest
June 30, 2023
(In thousands)

68% of RSF in Our Value-Creation Pipeline is Within Our Existing Mega Campuses

	Upon Completion of Construction
	Additional Operating RSF	Growth in Operating RSF

Under construction and committed near-term projects(1)	6,713,858	82%
Value-add pre-construction: primarily mega campus entitlement, permitting, design, and site work	27,018,167
Value-creation pipeline: development and redevelopments	33,732,025

Key Categories of Interest Capitalized During 1H23	Percentage of Total Capitalized Interest
Value-creation pipeline: development and redevelopments	87%
Smaller redevelopment and repositioning capital projects	13
100%

	Six Months Ended June 30, 2023	Projected Midpoint for the Year Ending December 31, 2023
Construction Spending
Construction spending(2)	$1,870,874	$3,471,000	(3)
Contributions from partners in our existing consolidated real estate joint ventures	(215,557)	(536,000)
Total construction spending	$1,655,317	$2,935,000
Guidance range		$2,785,000 – $3,085,000

Contributions from Partners in Our Existing Consolidated Real Estate Joint Ventures
Projected Timing	Amount(4)
3Q23 and 4Q23	$320,000
2024 through 2026	1,019,000
Total	$1,339,000

(1)As of June 30, 2023. Represents projects under construction aggregating 5.3 million RSF and four near-term projects aggregating 1.4 million RSF expected to commence construction during the next three quarters after June 30, 2023 which are 70% leased/negotiating and are expected to generate $605 million in incremental net operating income from 3Q23 through 2Q26.
(2)Includes our contributions into unconsolidated real estate joint ventures related to construction.
(3)Includes projected revenue-enhancing/repositioning capital expenditures and non-revenue-enhancing capital expenditures of $147 million and $60 million, respectively.
(4)Amounts represent reductions to our consolidated construction spending.

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Joint Venture Financial Information
June 30, 2023

Consolidated Real Estate Joint Ventures
Property	Market	Submarket	Noncontrolling Interest Share(1)		Operating RSF at 100%
50 and 60 Binney Street	Greater Boston	Cambridge/Inner Suburbs	66.0%		532,395
75/125 Binney Street	Greater Boston	Cambridge/Inner Suburbs	60.0%		388,270
100 and 225 Binney Street and 300 Third Street	Greater Boston	Cambridge/Inner Suburbs	70.0%		870,106
99 Coolidge Avenue	Greater Boston	Cambridge/Inner Suburbs	25.0%		—	(2)
15 Necco Street	Greater Boston	Seaport Innovation District	32.7%	(3)	—	(2)
Other joint venture	Greater Boston	–	39.1%		—	(2)
Alexandria Center® for Science and Technology – Mission Bay(4)	San Francisco Bay Area	Mission Bay	75.0%		1,005,879
1450 Owens Street	San Francisco Bay Area	Mission Bay	53.6%	(5)	—	(2)
601, 611, 651(2), 681, 685, and 701 Gateway Boulevard	San Francisco Bay Area	South San Francisco	50.0%		785,444
751 Gateway Boulevard	San Francisco Bay Area	South San Francisco	49.0%		—	(2)
211(2) and 213 East Grand Avenue	San Francisco Bay Area	South San Francisco	70.0%		300,930
500 Forbes Boulevard	San Francisco Bay Area	South San Francisco	90.0%		155,685
Alexandria Center® for Life Science – Millbrae	San Francisco Bay Area	South San Francisco	53.8%		—	(2)
3215 Merryfield Row	San Diego	Torrey Pines	70.0%		170,523
Campus Point by Alexandria(6)	San Diego	University Town Center	45.0%		1,337,916
5200 Illumina Way	San Diego	University Town Center	49.0%		792,687
9625 Towne Centre Drive	San Diego	University Town Center	70.0%		163,648
SD Tech by Alexandria(7)	San Diego	Sorrento Mesa	50.0%		877,103
Pacific Technology Park	San Diego	Sorrento Mesa	50.0%		544,352
Summers Ridge Science Park(8)	San Diego	Sorrento Mesa	70.0%		316,531
1201 and 1208 Eastlake Avenue East and 199 East Blaine Street	Seattle	Lake Union	70.0%		321,218
400 Dexter Avenue North	Seattle	Lake Union	70.0%		290,754
800 Mercer Street	Seattle	Lake Union	40.0%		—	(2)

Unconsolidated Real Estate Joint Ventures
Property	Market	Submarket	Our Ownership Share(9)		Operating RSF at 100%
1655 and 1725 Third Street	San Francisco Bay Area	Mission Bay	10.0%		586,208
1401/1413 Research Boulevard	Maryland	Rockville	65.0%	(10)	(11)
1450 Research Boulevard	Maryland	Rockville	73.2%	(10)	42,679
101 West Dickman Street	Maryland	Beltsville	57.9%	(10)	135,423

(1)In addition to the consolidated real estate joint ventures listed, various joint venture partners hold insignificant noncontrolling interests in two other real estate joint ventures in North America.
(2)Represents a property currently under construction or in our value-creation pipeline. Refer to the sections under “New Class A/A+ development and redevelopment properties” for additional details.
(3)The noncontrolling interest share is expected to increase to 43% as one of our joint venture partners contributes the remaining costs to complete the project over time.
(4)Includes 409 and 499 Illinois Street, 1500 and 1700 Owens Street, and 455 Mission Bay Boulevard South.
(5)The noncontrolling interest share of our joint venture partner is anticipated to increase to 75% as our partner contributes the remaining cost to complete the project over time.
(6)Includes 10210, 10260, 10290, and 10300 Campus Point Drive and 4110, 4135, 4155, 4161, 4224, and 4242 Campus Point Court.
(7)Includes 9605, 9645, 9675, 9685, 9725, 9735, 9808, 9855, and 9868 Scranton Road and 10055, 10065, and 10075 Barnes Canyon Road.
(8)Includes 9965, 9975, 9985, and 9995 Summers Ridge Road.
(9)In addition to the unconsolidated real estate joint ventures listed, we hold an interest in one other insignificant unconsolidated real estate joint venture in North America.
(10)Represents a joint venture with a local real estate operator in which our joint venture partner manages the day-to-day activities that significantly affect the economic performance of the joint venture.
(11)Represents a joint venture with a distinguished retail real estate developer for a retail shopping center aggregating 84,837 RSF.

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Joint Venture Financial Information (continued)
June 30, 2023
(In thousands)

	As of June 30, 2023
	Noncontrolling Interest Share of Consolidated Real Estate JVs	Our Share of Unconsolidated Real Estate JVs
Investments in real estate	$3,696,860	$117,715
Cash, cash equivalents, and restricted cash	129,240	6,488
Other assets	390,017	11,477
Secured notes payable (refer to page 54)	(22,822)	(90,557)
Other liabilities	(223,481)	(7,322)
Redeemable noncontrolling interests	(52,628)	—
	$3,917,186	$37,801

	Noncontrolling Interest Share of Consolidated Real Estate JVs		Our Share of Unconsolidated Real Estate JVs
	June 30, 2023		June 30, 2023
	Three Months Ended	Six Months Ended	Three Months Ended	Six Months Ended
Total revenues	$101,344	$203,312	$2,682	$5,399
Rental operations	(29,202)	(58,890)	(768)	(1,550)
	72,142	144,422	1,914	3,849
General and administrative	(350)	(817)	(34)	(66)
Interest	(5)	(10)	(844)	(1,694)
Depreciation and amortization of real estate assets	(28,220)	(56,398)	(855)	(1,714)
Fixed returns allocated to redeemable noncontrolling interests(1)	201	402	—	—
	$43,768	$87,599	$181	$375

Straight-line rent and below-market lease revenue	$4,133	$8,834	$297	$583
Funds from operations(2)	$71,988	$143,997	$1,036	$2,089

(1)Represents an allocation of joint venture earnings to redeemable noncontrolling interests primarily in one property in our South San Francisco submarket. These redeemable noncontrolling interests earn a fixed return on their investment rather than participate in the operating results of the property.
(2)Refer to “Funds from operations and funds from operations per share” in our Earnings Press Release and “Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders” in the “Definitions and reconciliations” of this Supplemental Information for the definition and the reconciliation from the most directly comparable financial measure presented in accordance with GAAP.

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Investments
June 30, 2023
(Dollars in thousands)

We hold investments in publicly traded companies and privately held entities primarily involved in the life science, agtech, and technology industries. The tables below summarize components of our investment income (loss) and non-real estate investments (in thousands). For additional details, refer to “Investments” in the “Definitions and reconciliations” of this Supplemental Information.

	June 30, 2023
	Three Months Ended		Six Months Ended		Year Ended December 31, 2022
Realized (losses) gains	$(371)	(1)	$20,373	(1)	$80,435
Unrealized losses	(77,897)	(2)	(143,752)	(2)	(412,193)	(3)
Investment loss	$(78,268)		$(123,379)		$(331,758)

	June 30, 2023					December 31, 2022
Investments	Cost		Unrealized Gains	Unrealized Losses	Carrying Amount	Carrying Amount

Publicly traded companies	$201,526		$58,748	$(109,382)	$150,892	$207,139
Entities that report NAV	470,731		218,001	(11,361)	677,371	759,752
Entities that do not report NAV:
Entities with observable price changes	105,605		96,529	(1,224)	200,910	193,784
Entities without observable price changes	393,065		—	—	393,065	388,940
Investments accounted for under the equity method of accounting	N/A		N/A	N/A	73,756	65,459
June 30, 2023	$1,170,927	(4)	$373,278	$(121,967)	$1,495,994	$1,615,074

December 31, 2022	$1,152,613		$506,404	$(109,402)	$1,615,074

Public/Private Mix (Cost)	Tenant/Non-Tenant Mix (Cost)

(1)Includes impairments of $23.0 million primarily related to three non-real estate investments in privately held entities that do not report NAV.
(2)Consists of unrealized losses of $47.3 million and $85.1 million primarily resulting from the decrease in the fair value of our investments in privately held entities that report NAV, and $30.6 million and $58.6 million of accounting reclassifications of unrealized gains recognized in prior periods into realized gains upon our sales of investments during the three and six months ended June 30, 2023, respectively.
(3)Consists of unrealized losses of $274.2 million primarily resulting from the decrease in the fair value of our investments in publicly traded companies, and $138.0 million of accounting reclassifications of unrealized gains recognized in prior periods into realized gains upon our sales of investments during the year ended December 31, 2022.
(4)Represents 2.8% of gross assets as of June 30, 2023.

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Key Credit Metrics
June 30, 2023

Liquidity		Minimal Outstanding Borrowings and Significant Availability on Unsecured Senior Line of Credit
		(in millions)
$6.3B

(in millions)
Availability under our unsecured senior line of credit, net of amounts outstanding under our commercial paper program	$5,000
Outstanding forward equity sales agreements(1)	103
Cash, cash equivalents, and restricted cash	960
Remaining construction loan commitments	103
Investments in publicly traded companies	151
Liquidity as of June 30, 2023	$6,317

Net Debt and Preferred Stock to Adjusted EBITDA(2)		Fixed-Charge Coverage Ratio(2)

(1)Represents expected net proceeds from the future settlement of 699 thousand shares of common stock under forward equity sales agreements after underwriter discounts.
(2)Quarter annualized. Refer to “Fixed-charge coverage ratio” and “Net debt and preferred stock to Adjusted EBITDA” in the “Definitions and reconciliations” of this Supplemental Information for additional details.

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Summary of Debt
June 30, 2023
(In millions)

Weighted-Average Remaining Term of 13.4 Years

(1)Refer to footnotes 2 through 4 on the next page under “Fixed-rate and variable-rate debt” for additional details.

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Summary of Debt (continued)
June 30, 2023
(Dollars in thousands)

Fixed-rate and variable-rate debt	Fixed-Rate Debt	Variable-Rate Debt	Total	Percentage	Weighted-Average
					Interest Rate(1)	Remaining Term (in years)

Secured notes payable	$649	$91,290	$91,939	0.8%	8.07%	3.5
Unsecured senior notes payable	11,091,424	—	11,091,424	99.2	3.65	13.5
Unsecured senior line of credit(2) and commercial paper program(3)	—	—	—	—	N/A	4.6	(4)
Total/weighted average	$11,092,073	$91,290	$11,183,363	100.0%	3.69%	13.4	(4)
Percentage of total debt	99.2%	0.8%	100.0%

(1)Represents the weighted-average interest rate as of the end of the applicable period, including expense/income related to the amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.
(2)In June 2023, we amended our unsecured senior line of credit to increase the aggregate commitments available for borrowing to $5.0 billion from $4.0 billion. As of June 30, 2023, we had no outstanding balance on our unsecured senior line of credit.
(3)The commercial paper program provides us with the ability to issue commercial paper notes that bear interest at short-term fixed rates and can generally be issued with a maturity of 30 days or less and with a maximum maturity of 397 days from the date of issuance. Borrowings under the program are used to fund short-term capital needs and are backed by our unsecured senior line of credit. In the event we are unable to issue commercial paper notes or refinance outstanding borrowings under terms equal to or more favorable than those under our unsecured senior line of credit, we expect to borrow under the unsecured senior line of credit at SOFR+0.835%. As of June 30, 2023, we had no commercial paper notes outstanding. In July 2023, we increased the aggregate amount we may issue from time to time under our commercial paper program to $2.5 billion from $2.0 billion.
(4)We calculate the weighted-average remaining term of our commercial paper notes by using the maturity date of our unsecured senior line of credit. Using the maturity date of our outstanding commercial paper notes, the consolidated weighted-average maturity of our debt is 13.4 years. The commercial paper notes sold during the six months ended June 30, 2023 were issued at a weighted-average yield to maturity of 5.16% and had a weighted-average maturity term of 13 days.

Average debt outstanding and weighted-average interest rate	Average Debt Outstanding		Weighted-Average Interest Rate
	June 30, 2023		June 30, 2023
	Three Months Ended	Six Months Ended	Three Months Ended	Six Months Ended
Long-term fixed-rate debt	$11,171,607	$10,922,407	3.64%	3.60%
Short-term variable-rate unsecured senior line of credit and commercial paper program debt	178,744	132,529	5.45	5.43
Blended average interest rate	11,350,351	11,054,936	3.67	3.62
Loan fee amortization and annual facility fee related to unsecured senior line of credit	N/A	N/A	0.10	0.11
Total/weighted average	$11,350,351	$11,054,936	3.77%	3.73%

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Summary of Debt (continued)
June 30, 2023
(Dollars in thousands)

Debt covenants	Unsecured Senior Notes Payable		Unsecured Senior Line of Credit
Debt Covenant Ratios(1)	Requirement	June 30, 2023	Requirement	June 30, 2023
Total Debt to Total Assets	≤ 60%	28%	≤ 60.0%	27.3%
Secured Debt to Total Assets	≤ 40%	0.2%	≤ 45.0%	0.2%
Consolidated EBITDA to Interest Expense	≥ 1.5x	18.7x	≥ 1.50x	4.24x
Unencumbered Total Asset Value to Unsecured Debt	≥ 150%	345%	N/A	N/A
Unsecured Interest Coverage Ratio	N/A	N/A	≥ 1.75x	28.01x

(1)All covenant ratio titles utilize terms as defined in the respective debt and credit agreements. The calculation of consolidated EBITDA is based on the definitions contained in our loan agreements and is not directly comparable to the computation of EBITDA as described in Exchange Act Release No. 47226.

Unconsolidated real estate joint ventures’ debt					At 100%
Unconsolidated Joint Venture	Maturity Date	Stated Rate		Interest Rate(1)	Aggregate Commitment	Debt Balance(2)	Our Share
1401/1413 Research Boulevard	12/23/24	2.70%		3.31%	$28,500	$28,244	65.0%
1655 and 1725 Third Street	3/10/25	4.50%		4.57%	600,000	599,293	10.0%
101 West Dickman Street	11/10/26	SOFR+1.95%	(3)	7.11%	26,750	13,107	57.9%
1450 Research Boulevard	12/10/26	SOFR+1.95%	(3)	7.17%	13,000	6,383	73.2%
					$668,250	$647,027

(1)Includes interest expense and amortization of loan fees.
(2)Represents outstanding principal, net of unamortized deferred financing costs, as of June 30, 2023.
(3)This loan is subject to a fixed SOFR floor rate of 0.75%.

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Summary of Debt (continued)
June 30, 2023
(Dollars in thousands)

Debt	Stated Rate	Interest Rate(1)		Maturity Date(2)		Principal Payments Remaining for the Periods Ending December 31,							Principal	Unamortized (Deferred Financing Cost), (Discount)/Premium	Total
						2023	2024	2025	2026	2027	Thereafter
Secured notes payable
Greater Boston(3)	SOFR+2.70%	8.08%		11/19/26		$—	$—	$—	$92,266	$—	$—		$92,266	$(976)	$91,290
San Francisco Bay Area	6.50%	6.50		7/1/36		30	32	34	36	38	479		649	—	649
Secured debt weighted-average interest rate/subtotal		8.07				30	32	34	92,302	38	479		92,915	(976)	91,939

Unsecured senior line of credit and commercial paper program(4)	(4)	N/A	(4)	1/22/28	(4)	(4)	—	—	—	—	—	(4)	—	—	—
Unsecured senior notes payable	3.45%	3.62		4/30/25		—	—	600,000	—	—	—		600,000	(1,621)	598,379
Unsecured senior notes payable	4.30%	4.50		1/15/26		—	—	—	300,000	—	—		300,000	(1,266)	298,734
Unsecured senior notes payable – green bond	3.80%	3.96		4/15/26		—	—	—	350,000	—	—		350,000	(1,387)	348,613
Unsecured senior notes payable	3.95%	4.13		1/15/27		—	—	—	—	350,000	—		350,000	(1,825)	348,175
Unsecured senior notes payable	3.95%	4.07		1/15/28		—	—	—	—	—	425,000		425,000	(1,943)	423,057
Unsecured senior notes payable	4.50%	4.60		7/30/29		—	—	—	—	—	300,000		300,000	(1,359)	298,641
Unsecured senior notes payable	2.75%	2.87		12/15/29		—	—	—	—	—	400,000		400,000	(2,676)	397,324
Unsecured senior notes payable	4.70%	4.81		7/1/30		—	—	—	—	—	450,000		450,000	(2,611)	447,389
Unsecured senior notes payable	4.90%	5.05		12/15/30		—	—	—	—	—	700,000		700,000	(5,901)	694,099
Unsecured senior notes payable	3.375%	3.48		8/15/31		—	—	—	—	—	750,000		750,000	(5,309)	744,691
Unsecured senior notes payable – green bond	2.00%	2.12		5/18/32		—	—	—	—	—	900,000		900,000	(8,345)	891,655
Unsecured senior notes payable	1.875%	1.97		2/1/33		—	—	—	—	—	1,000,000		1,000,000	(8,408)	991,592
Unsecured senior notes payable – green bond	2.95%	3.07		3/15/34		—	—	—	—	—	800,000		800,000	(8,364)	791,636
Unsecured senior notes payable – green bond	4.75%	4.88		4/15/35		—	—	—	—	—	500,000		500,000	(5,636)	494,364
Unsecured senior notes payable	4.85%	4.93		4/15/49		—	—	—	—	—	300,000		300,000	(3,044)	296,956
Unsecured senior notes payable	4.00%	3.91		2/1/50		—	—	—	—	—	700,000		700,000	10,168	710,168
Unsecured senior notes payable	3.00%	3.08		5/18/51		—	—	—	—	—	850,000		850,000	(11,798)	838,202
Unsecured senior notes payable	3.55%	3.63		3/15/52		—	—	—	—	—	1,000,000		1,000,000	(14,331)	985,669
Unsecured senior notes payable	5.15%	5.26		4/15/53		—	—	—	—	—	500,000		500,000	(7,920)	492,080
Unsecured debt weighted average/subtotal		3.65				—	—	600,000	650,000	350,000	9,575,000		11,175,000	(83,576)	11,091,424
Weighted-average interest rate/total		3.69%				$30	$32	$600,034	$742,302	$350,038	$9,575,479		$11,267,915	$(84,552)	$11,183,363

Balloon payments						$—	$—	$600,000	$742,266	$350,000	$9,575,068		$11,267,334	$—	$11,267,334
Principal amortization						30	32	34	36	38	411		581	(84,552)	(83,971)
Total debt						$30	$32	$600,034	$742,302	$350,038	$9,575,479		$11,267,915	$(84,552)	$11,183,363

Fixed-rate debt						$30	$32	$600,034	$650,036	$350,038	$9,575,479		$11,175,649	$(83,576)	$11,092,073
Variable-rate debt						—	—	—	92,266	—	—		92,266	(976)	91,290
Total debt						$30	$32	$600,034	$742,302	$350,038	$9,575,479		$11,267,915	$(84,552)	$11,183,363

Weighted-average stated rate on maturing debt						N/A	N/A	3.45%	3.87%	3.95%	3.50%

(1)Represents the weighted-average interest rate as of the end of the applicable period, including amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.
(2)Reflects any extension options that we control.
(3)Represents a secured construction loan held by our consolidated real estate joint venture at 99 Coolidge Avenue, of which we have a 75.0% interest. As of June 30, 2023, this joint venture has $103.0 million available under existing lender commitments. The interest rate shall be reduced from SOFR+2.70% to SOFR+2.10% over time upon the completion of certain leasing, construction, and financial covenant milestones.
(4)Refer to footnotes 2 through 4 under the “Fixed-rate and variable-rate debt” subsection of this “Summary of Debt”.

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Definitions and Reconciliations
June 30, 2023

This section contains additional details for sections throughout this Supplemental Information and the accompanying Earnings Press Release, as well as explanations and reconciliations of certain non-GAAP financial measures and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Adjusted EBITDA and Adjusted EBITDA margin

The following table reconciles net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA and calculates the Adjusted EBITDA margin:

	Three Months Ended
(Dollars in thousands)	6/30/23	3/31/23	12/31/22	9/30/22	6/30/22
Net income	$133,705	$121,693	$95,268	$383,443	$309,382
Interest expense	17,072	13,754	17,522	22,984	24,257
Income taxes	2,251	1,131	2,063	1,950	2,089
Depreciation and amortization	273,555	265,302	264,480	254,929	242,078
Stock compensation expense	15,492	16,486	11,586	17,786	14,340
Loss on early extinguishment of debt	—	—	—	—	3,317
Gain on sales of real estate	(214,810)	—	—	(323,699)	(214,219)
Unrealized losses on non-real estate investments	77,897	65,855	24,117	56,515	68,128
Impairment of real estate	168,575	—	26,186	38,783	—
Impairment of non-real estate investments	22,953	—	20,512	—	—
Adjusted EBITDA	$496,690	$484,221	$461,734	$452,691	$449,372

Total revenues	$713,900	$700,795	$670,281	$659,852	$643,764

Adjusted EBITDA margin	70%	69%	69%	69%	70%

We use Adjusted EBITDA as a supplemental performance measure of our operations, for financial and operational decision-making, and as a supplemental means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization (“EBITDA”), excluding stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, impairments of real estate, and significant termination fees. Adjusted EBITDA also excludes unrealized gains or losses and significant realized gains or losses and impairments that result from our non-real estate investments. These non-real estate investment amounts are classified in our consolidated statements of operations outside of total revenues.

We believe Adjusted EBITDA provides investors with relevant and useful information as it allows investors to evaluate the operating performance of our business activities without having to account for differences recognized because of investing and financing decisions related to our real estate and non-real estate investments, our capital structure, capital market transactions, and variances resulting from the volatility of market conditions outside of our control. For example, we exclude gains or losses on the early extinguishment of debt to allow investors to measure our performance independent of our indebtedness and capital structure. We believe that adjusting for the effects of impairments and gains or losses on sales of real estate, significant impairments and realized gains or losses on non-real estate investments, and significant termination fees allows investors to evaluate performance from period to period on a consistent basis without having to account for differences recognized because of investing and financing decisions related to our real estate and non-real estate investments or other corporate activities that may not be representative of the operating performance of our properties.

In addition, we believe that excluding charges related to stock compensation and unrealized gains or losses facilitates for investors a comparison of our business activities across periods without the volatility resulting from market forces outside of our control. Adjusted EBITDA has limitations as a measure of our performance. Adjusted EBITDA does not reflect our historical expenditures or future requirements for capital expenditures or contractual commitments. While Adjusted EBITDA is a relevant measure of performance, it does not represent net income (loss) or cash flows from operations calculated and presented in accordance with GAAP, and it should not be considered as an alternative to those indicators in evaluating performance or liquidity.

In order to calculate the Adjusted EBITDA margin, we divide Adjusted EBITDA by total revenues as presented in our consolidated statements of operations. We believe that this supplemental performance measure provides investors with additional useful information regarding the profitability of our operating activities.

Annual rental revenue

Annual rental revenue represents the annualized fixed base rental obligations, calculated in accordance with GAAP, for leases in effect as of the end of the period, related to our operating RSF. Annual rental revenue is presented using 100% of the annual rental revenue from our consolidated properties and our share of annual rental revenue for our unconsolidated real estate joint ventures. Annual rental revenue per RSF is computed by dividing annual rental revenue by the sum of 100% of the RSF of our consolidated properties and our share of the RSF of properties held in unconsolidated real estate joint ventures. As of June 30, 2023, approximately 93% of our leases (on an annual rental revenue basis) were triple net leases, which require tenants to pay substantially all real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses (including increases thereto) in addition to base rent. Annual rental revenue excludes these operating expenses recovered from our tenants. Amounts recovered from our tenants related to these operating expenses, along with base rent, are classified in income from rentals in our consolidated statements of operations.

Capitalization rates

Capitalization rates are calculated based on net operating income and net operating income (cash basis) annualized, excluding lease termination fees, for the quarter preceding the date on which the property is sold, or near-term prospective net operating income.

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Definitions and Reconciliations (continued)
June 30, 2023

Capitalized interest

We capitalize interest cost as a cost of a project during periods for which activities necessary to develop or redevelop a project for its intended use are ongoing, provided that expenditures for the asset have been made and interest cost has been incurred. Activities necessary to develop or redevelop a project include pre-construction activities such as entitlements, permitting, design, site work, and other activities preceding commencement of construction of aboveground building improvements. The advancement of pre-construction efforts is focused on reducing the time required to deliver projects to prospective tenants. These critical activities add significant value for future ground-up development and are required for the vertical construction of buildings. If we cease activities necessary to prepare a project for its intended use, interest costs related to such project are expensed as incurred.

Cash interest

Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts). Refer to the definition of fixed-charge coverage ratio for a reconciliation of interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest.

Class A/A+ properties and AAA locations

Class A/A+ properties are properties clustered in AAA locations that provide innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Class A/A+ properties generally command higher annual rental rates than other classes of similar properties.

AAA locations are in close proximity to concentrations of specialized skills, knowledge, institutions, and related businesses. Such locations are generally characterized by high barriers to entry for new landlords, high barriers to exit for tenants, and a limited supply of available space.

Construction costs related to active development and redevelopment projects under contract

Includes (i) costs incurred to date, (ii) remaining costs to complete under a general contractor’s guaranteed maximum price (“GMP”) construction contract or other fixed contracts, and (iii) our maximum committed tenant improvement allowances under our executed leases. The general contractor’s GMP contract or other fixed contracts reduce our exposure to costs of construction materials, labor, and services from third-party contractors and suppliers, unless the overruns result from, among other things, a force majeure event or a change in the scope of work covered by the contract.

Development, redevelopment, and pre-construction

A key component of our business model is our disciplined allocation of capital to the development and redevelopment of new Class A/A+ properties, and property enhancements identified during the underwriting of certain acquired properties, located in collaborative life science, agtech, and advanced technology campuses in AAA innovation clusters. These projects are generally focused on providing high-quality, generic, and reusable spaces that meet the real estate requirements of, and are reusable by, a wide range of tenants. Upon completion, each value-creation project is expected to generate increases in rental income, net operating income, and cash flows. Our development and redevelopment projects are generally in locations that are highly desirable to high-quality entities, which we believe results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value.

Development projects generally consist of the ground-up development of generic and reusable facilities. Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into laboratory, agtech, or tech space. We generally will not commence new development projects for aboveground construction of new Class A/A+ laboratory, agtech, and tech space without first securing significant pre-leasing for such space, except when there is solid market demand for high-quality Class A/A+ properties.

Pre-construction activities include entitlements, permitting, design, site work, and other activities preceding commencement of construction of aboveground building improvements. The advancement of pre-construction efforts is focused on reducing the time required to deliver projects to prospective tenants. These critical activities add significant value for future ground-up development and are required for the vertical construction of buildings. Ultimately, these projects will provide high-quality facilities and are expected to generate significant revenue and cash flows.

Development, redevelopment, and pre-construction spending also includes the following costs: (i) amounts to bring certain acquired properties up to market standard and/or other costs identified during the acquisition process (generally within two years of acquisition) and (ii) permanent conversion of space for highly flexible, move-in-ready laboratory space to foster the growth of promising early- and growth-stage life science companies.

Revenue-enhancing and repositioning capital expenditures represent spending to reposition or significantly change the use of a property, including through improvement in the asset quality from Class B to Class A/A+.

Non-revenue-enhancing capital expenditures represent costs required to maintain the current revenues of a stabilized property, including the associated costs for renewed and re-leased space.

Dividend payout ratio (common stock)

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record dates multiplied by the related dividend per share) to funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted.

Dividend yield

Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.

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Definitions and Reconciliations (continued)
June 30, 2023

Fixed-charge coverage ratio

Fixed-charge coverage ratio is a non-GAAP financial measure representing the ratio of Adjusted EBITDA to fixed charges. We believe that this ratio is useful to investors as a supplemental measure of our ability to satisfy fixed financing obligations and preferred stock dividends. Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts).

The following table reconciles interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest and computes fixed-charge coverage ratio:

	Three Months Ended
(Dollars in thousands)	6/30/23	3/31/23	12/31/22	9/30/22	6/30/22
Adjusted EBITDA	$496,690	$484,221	$461,734	$452,691	$449,372

Interest expense	$17,072	$13,754	$17,522	$22,984	$24,257
Capitalized interest	91,674	87,070	79,491	73,189	68,202
Amortization of loan fees	(3,729)	(3,639)	(3,975)	(3,235)	(3,236)
Amortization of debt discounts	(304)	(288)	(272)	(269)	(267)
Cash interest and fixed charges	$104,713	$96,897	$92,766	$92,669	$88,956

Fixed-charge coverage ratio:
– quarter annualized	4.7x	5.0x	5.0x	4.9x	5.1x
– trailing 12 months	4.9x	5.0x	5.0x	5.1x	5.1x

Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders

GAAP-basis accounting for real estate assets utilizes historical cost accounting and assumes that real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Nareit Board of Governors established funds from operations as an improved measurement tool. Since its introduction, funds from operations has become a widely used non-GAAP financial measure among equity REITs. We believe that funds from operations is helpful to investors as an additional measure of the performance of an equity REIT. Moreover, we believe that funds from operations, as adjusted, allows investors to compare our performance to the performance of other real estate companies on a consistent basis, without having to account for differences recognized because of real estate acquisition and disposition decisions, financing decisions, capital structure, capital market transactions, variances resulting from the volatility of market conditions outside of our control, or other corporate activities that may not be representative of the operating performance of our properties.

The 2018 White Paper published by the Nareit Board of Governors (the “Nareit White Paper”) defines funds from operations as net income (computed in accordance with GAAP), excluding gains or losses on sales of real estate, and impairments of real estate, plus depreciation and amortization of operating real estate assets, and after adjustments for our share of consolidated and unconsolidated partnerships and real estate joint ventures. Impairments represent the write-down of assets when fair value over the recoverability period is less than the carrying value due to changes in general market conditions and do not necessarily reflect the operating performance of the properties during the corresponding period.

We compute funds from operations, as adjusted, as funds from operations calculated in accordance with the Nareit White Paper, excluding significant gains, losses, and impairments realized on non-real estate investments, unrealized gains or losses on non-real estate investments, gains or losses on early extinguishment of debt, significant termination fees, acceleration of stock compensation expense due to the resignation of an executive officer, deal costs, the income tax effect related to such items, and the amount of such items that is allocable to our unvested restricted stock awards. We compute the amount that is allocable to our unvested restricted stock awards using the two-class method. Under the two-class method, we allocate net income (after amounts attributable to noncontrolling interests) to common stockholders and to unvested restricted stock awards by applying the respective weighted-average shares outstanding during each quarter-to-date and year-to-date period. This may result in a difference of the summation of the quarter-to-date and year-to-date amounts. Neither funds from operations nor funds from operations, as adjusted, should be considered as alternatives to net income (determined in accordance with GAAP) as indications of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as measures of liquidity, nor are they indicative of the availability of funds for our cash needs, including our ability to make distributions.

The following table reconciles net income to funds from operations for the share of consolidated real estate joint ventures attributable to noncontrolling interests and our share of unconsolidated real estate joint ventures:

	Noncontrolling Interest Share of Consolidated Real Estate JVs		Our Share of Unconsolidated Real Estate JVs
	June 30, 2023		June 30, 2023
(In thousands)	Three Months Ended	Six Months Ended	Three Months Ended	Six Months Ended
Net income	$43,768	$87,599	$181	$375
Depreciation and amortization of real estate assets	28,220	56,398	855	1,714
Funds from operations	$71,988	$143,997	$1,036	$2,089

Gross assets

Gross assets are calculated as total assets plus accumulated depreciation:

(In thousands)	6/30/23	3/31/23	12/31/22	9/30/22	6/30/22
Total assets	$36,659,257	$36,912,465	$35,523,399	$34,368,614	$33,244,053
Accumulated depreciation	4,646,833	4,561,854	4,354,063	4,148,230	4,060,536
Gross assets	$41,306,090	$41,474,319	$39,877,462	$38,516,844	$37,304,589

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Definitions and Reconciliations (continued)
June 30, 2023

Initial stabilized yield (unlevered)

Initial stabilized yield is calculated as the estimated amounts of net operating income at stabilization divided by our investment in the property. Our initial stabilized yield excludes the benefit of leverage. Our cash rents related to our value-creation projects are generally expected to increase over time due to contractual annual rent escalations. Our estimates for initial stabilized yields, initial stabilized yields (cash basis), and total costs at completion represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs.
•Initial stabilized yield reflects rental income, including contractual rent escalations and any rent concessions over the term(s) of the lease(s), calculated on a straight-line basis.
•Initial stabilized yield (cash basis) reflects cash rents at the stabilization date after initial rental concessions, if any, have elapsed and our total cash investment in the property.

Investment-grade or publicly traded large cap tenants

Investment-grade or publicly traded large cap tenants represent tenants that are investment-grade rated or publicly traded companies with an average daily market capitalization greater than $10 billion for the twelve months ended June 30, 2023, as reported by Bloomberg Professional Services. Credit ratings from Moody’s Investors Service and S&P Global Ratings reflect credit ratings of the tenant’s parent entity, and there can be no assurance that a tenant’s parent entity will satisfy the tenant’s lease obligation upon such tenant’s default. We monitor the credit quality and related material changes of our tenants. Material changes that cause a tenant’s market capitalization to decrease below $10 billion, which are not immediately reflected in the twelve-month average, may result in their exclusion from this measure.

Space Intentionally Blank

Investments

We hold investments in publicly traded companies and privately held entities primarily involved in the life science, agtech, and technology industries. We recognize, measure, present, and disclose these investments as follows:

Statements of Operations
	Balance Sheet	Gains and Losses
	Carrying Amount	Unrealized	Realized

Difference between proceeds received upon disposition and historical cost
Publicly traded companies	Fair value	Changes in fair value
Privately held entities without readily determinable fair values that:
Report NAV	Fair value, using NAV as a practical expedient	Changes in NAV, as a practical expedient to fair value

Do not report NAV	Cost, adjusted for observable price changes and impairments(1)	Observable price changes(1)	Impairments to reduce costs to fair value, which result in an adjusted cost basis and the differences between proceeds received upon disposition and adjusted or historical cost

Equity method investments	Contributions, adjusted for our share of the investee’s earnings or losses, less distributions received, reduced by other-than-temporary impairments	Our share of unrealized gains or losses reported by the investee	Our share of realized gains or losses reported by the investee, and other-than-temporary impairments

(1)An observable price is a price observed in an orderly transaction for an identical or similar investment of the same issuer. Observable price changes result from, among other things, equity transactions for the same issuer with similar rights and obligations executed during the reporting period, including subsequent equity offerings or other reported equity transactions related to the same issuer.

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June 30, 2023

Investments in real estate

The following table reconciles our investments in real estate as of June 30, 2023:

(In thousands)	Investments in Real Estate
Gross investments in real estate – North America	$35,820,719
Less: accumulated depreciation – North America	(4,642,665)
Net investments in real estate – North America	31,178,054
Net investments in real estate – Asia	—
Investments in real estate	$31,178,054

The following table presents our value-creation pipeline of new Class A/A+ development and redevelopment projects as a percentage of gross assets as of June 30, 2023:

Percentage of Gross Assets
Under construction projects 70% leased/negotiating	10%
Near-term projects expected to commence construction in the next three quarters 71% leased	1%
Income-producing/potential cash flows/covered land play(1)	8%
Land	3%

(1)Includes projects with existing buildings that are generating or can generate operating cash flows. Also includes development rights associated with existing operating campuses. These projects aggregated 1.1% of total annual rental revenue as of June 30, 2023 and are included in our industry mix chart as targeted for a future change in use. Refer to “High-quality and diverse client base in AAA locations” of this Supplemental Information.

Space Intentionally Blank
The square footage presented in the table below is classified as operating as of June 30, 2023. These lease expirations or vacant space at recently acquired properties represent future opportunities for which we have the intent, subject to market conditions and leasing, to commence first-time conversion from non-laboratory space to laboratory space, or to commence future ground-up development:

	Dev/ Redev	RSF of Lease Expirations Targeted for Development and Redevelopment
Property/Submarket		2023	2024	Thereafter(1)	Total
Near-term projects:
311 Arsenal Street/Cambridge/Inner Suburbs	Redev	—	308,446	—	308,446
401 Park Drive/Fenway	Redev	111,294	—	—	111,294
269 East Grand Avenue/South San Francisco	Redev	—	107,250	—	107,250
3301 Monte Villa Parkway/Bothell	Redev	—	50,552	—	50,552
		111,294	466,248	—	577,542
Intermediate-term projects:
100 Edwin H. Land Boulevard/Cambridge	Dev	—	104,500	—	104,500
219 East 42nd Street/New York City	Dev	—	—	349,947	349,947
10975 and 10995 Torreyana Road/Torrey Pines	Dev	—	84,829	—	84,829
		—	189,329	349,947	539,276
Future projects:
446, 458, 500, and 550 Arsenal Street/Cambridge/Inner Suburbs	Dev	—	—	392,583	392,583
380 and 420 E Street/Seaport Innovation District	Dev	—	—	195,506	195,506
Other/Greater Boston	Redev	—	—	167,549	167,549
1122 and 1150 El Camino Real/South San Francisco	Dev	—	—	375,232	375,232
3875 Fabian Way/Greater Stanford	Dev	—	—	228,000	228,000
960 Industrial Road/Greater Stanford	Dev	—	—	110,000	110,000
Campus Point by Alexandria/University Town Center	Dev	—	495,192	—	495,192
Sequence District by Alexandria/Sorrento Mesa	Dev/Redev	—	—	684,866	684,866
10256 Meanley Drive/Sorrento Mesa	Dev	54,664	—	—	54,664
830 4th Avenue South/SoDo	Dev	—	—	42,380	42,380
Other/Seattle	Dev	—	—	102,437	102,437
1020 Red River Street/Austin	Redev	—	—	126,034	126,034
Canada	Redev	—	—	247,743	247,743
		54,664	495,192	2,672,330	3,222,186
		165,958	1,150,769	3,022,277	4,339,004

(1)Includes vacant square footage as of June 30, 2023.

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Definitions and Reconciliations (continued)
June 30, 2023

Joint venture financial information

We present components of balance sheet and operating results information related to our real estate joint ventures, which are not presented, or intended to be presented, in accordance with GAAP. We present the proportionate share of certain financial line items as follows: (i) for each real estate joint venture that we consolidate in our financial statements, which are controlled by us through contractual rights or majority voting rights, but of which we own less than 100%, we apply the noncontrolling interest economic ownership percentage to each financial item to arrive at the amount of such cumulative noncontrolling interest share of each component presented; and (ii) for each real estate joint venture that we do not control and do not consolidate, and are instead controlled jointly or by our joint venture partners through contractual rights or majority voting rights, we apply our economic ownership percentage to each financial item to arrive at our proportionate share of each component presented.

The components of balance sheet and operating results information related to our real estate joint ventures do not represent our legal claim to those items. For each entity that we do not wholly own, the joint venture agreement generally determines what equity holders can receive upon capital events, such as sales or refinancing, or in the event of a liquidation. Equity holders are normally entitled to their respective legal ownership of any residual cash from a joint venture only after all liabilities, priority distributions, and claims have been repaid or satisfied.

We believe that this information can help investors estimate the balance sheet and operating results information related to our partially owned entities. Presenting this information provides a perspective not immediately available from consolidated financial statements and one that can supplement an understanding of the joint venture assets, liabilities, revenues, and expenses included in our consolidated results.

The components of balance sheet and operating results information related to our real estate joint ventures are limited as an analytical tool as the overall economic ownership interest does not represent our legal claim to each of our joint ventures’ assets, liabilities, or results of operations. In addition, joint venture financial information may include financial information related to the unconsolidated real estate joint ventures that we do not control. We believe that in order to facilitate for investors a clear understanding of our operating results and our total assets and liabilities, joint venture financial information should be examined in conjunction with our consolidated statements of operations and balance sheets. Joint venture financial information should not be considered an alternative to our consolidated financial statements, which are presented and prepared in accordance with GAAP.

Key items included in net income attributable to Alexandria’s common stockholders

We present a tabular comparison of items, whether gain or loss, that may facilitate a high-level understanding of our results and provide context for the disclosures included in this Supplemental Information, our most recent annual report on Form 10-K, and our subsequent quarterly reports on Form 10-Q. We believe that such tabular presentation promotes a better understanding for investors of the corporate-level decisions made and activities performed that significantly affect comparison of our operating results from period to period. We also believe that this tabular presentation will supplement for investors an understanding of our disclosures and real estate operating results. Gains or losses on sales of real estate and impairments of held for sale assets are related to corporate-level decisions to dispose of real estate. Gains or losses on early extinguishment of debt are related to corporate-level financing decisions focused on our capital structure strategy. Significant realized and unrealized gains or losses on non-real estate investments, impairments of real estate and non-real estate investments, and acceleration of stock compensation expense due to the resignation of an executive officer are not related to the operating performance of our real estate assets as they result from strategic, corporate-level non-real estate investment decisions and external market conditions. Impairments of non-real estate investments are not related to the operating performance of our real estate as they represent the write-down of non-real estate investments when their fair values decrease below their respective carrying values due to changes in general market or other conditions outside of our control. Significant items, whether a gain or loss, included in the tabular disclosure for current periods are described in further detail in this Supplemental Information and accompanying Earnings Press Release.

Mega campus

Mega campuses are cluster campuses that consist of approximately 1 million RSF or more, including operating, active development/redevelopment, and land RSF less operating RSF expected to be demolished. The following table reconciles our annual rental revenue as of June 30, 2023 (in thousands):

Annual Rental Revenue
Mega campus	$1,510,039
Non-mega campus	495,580
Total	$2,005,619

Mega campus annual rental revenue as a percentage of total annual rental revenue	75%
Net cash provided by operating activities after dividends

Net cash provided by operating activities after dividends includes the deduction for distributions to noncontrolling interests. For purposes of this calculation, changes in operating assets and liabilities are excluded as they represent timing differences.

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June 30, 2023

Net debt and preferred stock to Adjusted EBITDA

Net debt and preferred stock to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure of evaluating our balance sheet leverage. Net debt and preferred stock is equal to the sum of total consolidated debt less cash, cash equivalents, and restricted cash, plus preferred stock outstanding as of the end of the period. Refer to the definition of Adjusted EBITDA and Adjusted EBITDA margin for further information on the calculation of Adjusted EBITDA.

The following table reconciles debt to net debt and preferred stock and computes the ratio to Adjusted EBITDA:

(Dollars in thousands)	6/30/23		3/31/23		12/31/22		9/30/22		6/30/22
Secured notes payable	$91,939		$73,645		$59,045		$40,594		$24,986
Unsecured senior notes payable	11,091,424		11,089,124		10,100,717		10,098,588		10,096,462
Unsecured senior line of credit and commercial paper	—		374,536		—		386,666		149,958
Unamortized deferred financing costs	80,663		82,831		74,918		76,947		78,978
Cash and cash equivalents	(924,370)		(1,263,452)		(825,193)		(533,824)		(420,258)
Restricted cash	(35,920)		(34,932)		(32,782)		(332,344)		(97,404)
Preferred stock	—		—		—		—		—
Net debt and preferred stock	$10,303,736		$10,321,752		$9,376,705		$9,736,627		$9,832,722

Adjusted EBITDA:
– quarter annualized	$1,986,760		$1,936,884		$1,846,936		$1,810,764		$1,797,488
– trailing 12 months	$1,895,336		$1,848,018		$1,797,536		$1,743,613		$1,680,335

Net debt and preferred stock to Adjusted EBITDA:
– quarter annualized	5.2	x	5.3	x	5.1	x	5.4	x	5.5	x
– trailing 12 months	5.4	x	5.6	x	5.2	x	5.6	x	5.9	x

Net operating income, net operating income (cash basis), and operating margin

The following table reconciles net income to net operating income and net operating income (cash basis) and computes operating margin:

	Three Months Ended		Six Months Ended
(Dollars in thousands)	6/30/23	6/30/22	6/30/23	6/30/22
Net income	$133,705	$309,382	$255,398	$191,990

Equity in earnings of unconsolidated real estate joint ventures	(181)	(213)	(375)	(433)
General and administrative expenses	45,882	43,397	94,078	84,328
Interest expense	17,072	24,257	30,826	53,697
Depreciation and amortization	273,555	242,078	538,857	482,737
Impairment of real estate	168,575	—	168,575	—
Loss on early extinguishment of debt	—	3,317	—	3,317
Gain on sales of real estate	(214,810)	(214,219)	(214,810)	(214,219)
Investment loss	78,268	39,481	123,379	279,800
Net operating income	502,066	447,480	995,928	881,217
Straight-line rent revenue	(29,335)	(27,362)	(62,526)	(69,387)
Amortization of acquired below-market leases	(24,789)	(16,760)	(46,425)	(30,675)
Net operating income (cash basis)	$447,942	$403,358	$886,977	$781,155

Net operating income (cash basis) – annualized	$1,791,768	$1,613,432	$1,773,954	$1,562,310

Net operating income (from above)	$502,066	$447,480	$995,928	$881,217
Total revenues	$713,900	$643,764	$1,414,695	$1,258,829
Operating margin	70%	70%	70%	70%

Net operating income is a non-GAAP financial measure calculated as net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, excluding equity in the earnings of our unconsolidated real estate joint ventures, general and administrative expenses, interest expense, depreciation and amortization, impairments of real estate, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and investment income or loss. We believe net operating income provides useful information to investors regarding our financial condition and results of operations because it primarily reflects those income and expense items that are incurred at the property level. Therefore, we believe net operating income is a useful measure for investors to evaluate the operating performance of our consolidated real estate assets. Net operating income on a cash basis is net operating income adjusted to exclude the effect of straight-line rent and amortization of acquired above- and below-market lease revenue adjustments required by GAAP. We believe that net operating income on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent revenue and the amortization of acquired above- and below-market leases.

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Definitions and Reconciliations (continued)
June 30, 2023

Furthermore, we believe net operating income is useful to investors as a performance measure of our consolidated properties because, when compared across periods, net operating income reflects trends in occupancy rates, rental rates, and operating costs, which provide a perspective not immediately apparent from net income or loss. Net operating income can be used to measure the initial stabilized yields of our properties by calculating net operating income generated by a property divided by our investment in the property. Net operating income excludes certain components from net income in order to provide results that are more closely related to the results of operations of our properties. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort comparability of operating performance at the property level. Impairments of real estate have been excluded in deriving net operating income because we do not consider impairments of real estate to be property-level operating expenses. Impairments of real estate relate to changes in the values of our assets and do not reflect the current operating performance with respect to related revenues or expenses. Our impairments of real estate represent the write-down in the value of the assets to the estimated fair value less cost to sell. These impairments result from investing decisions or a deterioration in market conditions. We also exclude realized and unrealized investment gain or loss, which results from investment decisions that occur at the corporate level related to non-real estate investments in publicly traded companies and certain privately held entities. Therefore, we do not consider these activities to be an indication of operating performance of our real estate assets at the property level. Our calculation of net operating income also excludes charges incurred from changes in certain financing decisions, such as losses on early extinguishment of debt, as these charges often relate to corporate strategy. Property operating expenses included in determining net operating income primarily consist of costs that are related to our operating properties, such as utilities, repairs, and maintenance; rental expense related to ground leases; contracted services, such as janitorial, engineering, and landscaping; property taxes and insurance; and property-level salaries. General and administrative expenses consist primarily of accounting and corporate compensation, corporate insurance, professional fees, office rent, and office supplies that are incurred as part of corporate office management. We calculate operating margin as net operating income divided by total revenues.

We believe that in order to facilitate for investors a clear understanding of our operating results, net operating income should be examined in conjunction with net income or loss as presented in our consolidated statements of operations. Net operating income should not be considered as an alternative to net income or loss as an indication of our performance, nor as an alternative to cash flows as a measure of our liquidity or our ability to make distributions.

Operating statistics

We present certain operating statistics related to our properties, including number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations as of the end of the period. We believe these measures are useful to investors because they facilitate an understanding of certain trends for our properties. We compute the number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations at 100% for all properties in which we have an investment, including properties owned by our consolidated and unconsolidated real estate joint ventures. For operating metrics based on annual rental revenue, refer to the definition of annual rental revenue herein.

Same property comparisons

As a result of changes within our total property portfolio during the comparative periods presented, including changes from assets acquired or sold, properties placed into development or redevelopment, and development or redevelopment properties recently placed into service, the consolidated total income from rentals, as well as rental operating expenses in our operating results, can show significant changes from period to period. In order to supplement an evaluation of our results of operations over a given quarterly or annual period, we analyze the operating performance for all consolidated properties that were fully operating for the entirety of the comparative periods presented, referred to as same properties. We separately present quarterly and year-to-date same property results to align with the interim financial information required by the SEC in our management’s discussion and analysis of our financial condition and results of operations. These same properties are analyzed separately from properties acquired subsequent to the first day in the earliest comparable quarterly or year-to-date period presented, properties that underwent development or redevelopment at any time during the comparative periods, unconsolidated real estate joint ventures, properties classified as held for sale, and corporate entities (legal entities performing general and administrative functions), which are excluded from same property results. Additionally, termination fees, if any, are excluded from the results of same properties.

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Definitions and Reconciliations (continued)
June 30, 2023

The following table reconciles the number of same properties to total properties for the six months ended June 30, 2023:

		Redevelopment – placed into
Development – under construction	Properties	service after January 1, 2022	Properties
201 Brookline Avenue	1	3160 Porter Drive	1
15 Necco Street	1	5505 Morehouse Drive	1
751 Gateway Boulevard	1	The Arsenal on the Charles	11
325 Binney Street	1	30-02 48th Avenue	1
1150 Eastlake Avenue East	1	2400 Ellis Road, 40 Moore Drive, and 14 TW Alexander Drive	3
9810 and 9820 Darnestown Road	2
99 Coolidge Avenue	1	20400 Century Boulevard	1
500 North Beacon Street and 4 Kingsbury Avenue	2		18
		Acquisitions after January 1, 2022	Properties
9808 Medical Center Drive	1	3301, 3303, 3305, and 3307 Hillview Avenue	4
6040 George Watts Hill Drive	1
1450 Owens Street	1	8505 Costa Verde Boulevard and 4260 Nobel Drive	2
230 Harriet Tubman Way	1
4155 Campus Point Court	1	225 and 235 Presidential Way	2
	15	104 TW Alexander Drive	4
Development – placed into		One Hampshire Street	1
service after January 1, 2022	Properties	Intersection Campus	9
825 and 835 Industrial Road	2	100 Edwin H. Land Boulevard	1
9950 Medical Center Drive	1	10010 and 10140 Campus Point Drive and 4275 Campus Point Court	3
3115 Merryfield Row	1
8 and 10 Davis Drive	2	446 and 458 Arsenal Street	2
5 and 9 Laboratory Drive	2	35 Gatehouse Drive	1
10055 Barnes Canyon Road	1	1001 Trinity Street and 1020 Red River Street	2
10102 Hoyt Park Drive	1
	10	Other	10
Redevelopment – under construction	Properties		41
840 Winter Street	1	Unconsolidated real estate JVs	4
9601 and 9603 Medical Center Drive	2	Properties held for sale	2
140 First Street	1	Total properties excluded from same properties	111
40, 50, and 60 Sylvan Road	3
Alexandria Center® for Advanced Technologies – Monte Villa Parkway	6	Same properties	303
		Total properties in North America as of June 30, 2023	414
651 Gateway Boulevard	1
8800 Technology Forest Place	1
Canada	4
Other	2
	21
Stabilized occupancy date

The stabilized occupancy date represents the estimated date on which the project is expected to reach occupancy of 95% or greater.

Tenant recoveries

Tenant recoveries represent revenues comprising reimbursement of real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses and earned in the period during which the applicable expenses are incurred and the tenant’s obligation to reimburse us arises.

We classify rental revenues and tenant recoveries generated through the leasing of real estate assets within revenues in income from rentals in our consolidated statements of operations. We provide investors with a separate presentation of rental revenues and tenant recoveries in “Same Property Performance” of this Supplemental Information because we believe it promotes investors’ understanding of our operating results. We believe that the presentation of tenant recoveries is useful to investors as a supplemental measure of our ability to recover operating expenses under our triple net leases, including recoveries of utilities, repairs and maintenance, insurance, property taxes, common area expenses, and other operating expenses, and of our ability to mitigate the effect to net income for any significant variability to components of our operating expenses.

The following table reconciles income from rentals to tenant recoveries:

	Three Months Ended					Six Months Ended
(In thousands)	6/30/23	3/31/23	12/31/22	9/30/22	6/30/22	6/30/23	6/30/22
Income from rentals	$704,339	$687,949	$665,674	$656,853	$640,959	$1,392,288	$1,253,513
Rental revenues	(537,889)	(518,302)	(499,348)	(496,146)	(485,067)	(1,056,191)	(954,604)
Tenant recoveries	$166,450	$169,647	$166,326	$160,707	$155,892	$336,097	$298,909

Total equity capitalization

Total equity capitalization is equal to the outstanding shares of common stock multiplied by the closing price on the last trading day at the end of each period presented.

Total market capitalization

Total market capitalization is equal to the sum of total equity capitalization and total debt.

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Definitions and Reconciliations (continued)
June 30, 2023

Unencumbered net operating income as a percentage of total net operating income

Unencumbered net operating income as a percentage of total net operating income is a non-GAAP financial measure that we believe is useful to investors as a performance measure of the results of operations of our unencumbered real estate assets as it reflects those income and expense items that are incurred at the unencumbered property level. Unencumbered net operating income is derived from assets classified in continuing operations, which are not subject to any mortgage, deed of trust, lien, or other security interest, as of the period for which income is presented.

The following table summarizes unencumbered net operating income as a percentage of total net operating income:

	Three Months Ended
(Dollars in thousands)	6/30/23	3/31/23	12/31/22	9/30/22	6/30/22
Unencumbered net operating income	$500,923	$492,860	$464,944	$457,656	$446,473
Encumbered net operating income	1,143	1,002	985	1,007	1,007
Total net operating income	$502,066	$493,862	$465,929	$458,663	$447,480
Unencumbered net operating income as a percentage of total net operating income	100%	100%	100%	100%	100%

Weighted-average interest rate for capitalization of interest

The weighted-average interest rate required for calculating capitalization of interest pursuant to GAAP represents a weighted-average rate as of the end of the applicable period, based on the rates applicable to borrowings outstanding during the period, including expense/income related to interest rate hedge agreements, amortization of loan fees, amortization of debt premiums (discounts), and other bank fees. A separate calculation is performed to determine our weighted-average interest rate for capitalization for each month. The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable-rate debt to fixed-rate debt, the amount and terms of interest rate hedge agreements, and the amount of loan fee and premium (discount) amortization.

Space Intentionally Blank
Weighted-average shares of common stock outstanding – diluted

From time to time, we enter into capital market transactions, including forward equity sales agreements (“Forward Agreements”), to fund acquisitions, to fund construction of our highly leased development and redevelopment projects, and for general working capital purposes. We are required to consider the potential dilutive effect of our Forward Agreements under the treasury stock method while the Forward Agreements are outstanding. As of June 30, 2023, we had Forward Agreements outstanding to sell an aggregate of 699 thousand shares of common stock.

The weighted-average shares of common stock outstanding used in calculating EPS – diluted, FFO per share – diluted, and FFO per share – diluted, as adjusted, during each period are calculated as follows. Also shown are the weighted-average unvested shares associated with restricted stock awards used in calculating amounts allocable to unvested stock award holders for each of the respective periods presented below:

	Three Months Ended					Six Months Ended
(In thousands)	6/30/23	3/31/23	12/31/22	9/30/22	6/30/22	6/30/23	6/30/22
Basic shares for earnings per share	170,864	170,784	165,393	161,554	161,412	170,824	159,814
Forward Agreements	—	—	—	—	—	—	—
Diluted shares for earnings per share	170,864	170,784	165,393	161,554	161,412	170,824	159,814

Basic shares for funds from operations per share and funds from operations per share, as adjusted	170,864	170,784	165,393	161,554	161,412	170,824	159,814
Forward Agreements	—	—	—	—	—	—	—
Diluted shares for funds from operations per share and funds from operations per share, as adjusted	170,864	170,784	165,393	161,554	161,412	170,824	159,814

Weighted-average unvested restricted shares used in the allocations of net income, funds from operations, and funds from operations, as adjusted	2,163	2,277	1,614	1,648	1,806	2,219	1,816

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